EASTERN UTILITIES ASSOCIATES



                             EMPLOYEE'S SAVINGS PLAN


                 Amended and Restated Effective January 1, 1989
                 (Including Amendments through January 1, 1992)

                                                         December, 1994
                                 TABLE OF CONTENTS

Section
PREAMBLE


ARTICLE I-                  DEFINITIONS

     Account                                                    1.1
     Affiliated Employer                                        1.2
     After-Tax Participant Contribution(s)                      1.3
     After-Tax Participant Contribution(s) Account              1.4
     Authorized Leave of Absence                                1.5
     Beneficiary                                                1.6
     Board                                                      1.7
     Code                                                       1.8
     Committee                                                  1.9
     Common Shares                                              1.10
     Disability                                                 1.11
     Earnings                                                   1.12
     Effective Date                                             1.13
     Eligible Employee                                          1.14
     Employee                                                   1.15
     Employer                                                   1.16
     Employment Date                                            1.17
     Entry Date                                                 1.18
     ERISA                                                      1.19
     Fiduciary                                                  1.20
     Former Participant                                         1.21
     Highly Compensated Employee                                1.22
     Highly Compensated Group                                   1.23
     Matching Contribution                                      1.24
     Matching Contribution Account                              1.25
     Nonparticipating Employer                                  1.26
     One Year Break in Service                                  1.27
     Parental Absence                                           1.28
     Participant                                                1.29
     Participating Employer                                     1.30
     Plan                                                       1.31
     Plan Year                                                  1.32
     Pre-Tax Participant Contribution(s)                        1.33
     Pre-Tax Participant Contribution(s) Account                1.34
     Qualified Voluntary Employee Contribution(s)               1.35

Section
     Qualified Voluntary Employee Contribution(s) Account       1.36
     Rollover Contribution                                      1.37
     Rollover Contribution Account                              1.38
     Service                                                    1.39
     Service Termination Date                                   1.40
     Spouse                                                     1.41
     Trust or Trust Fund                                        1.42
     Trust Agreement                                            1.43
     Trustee                                                    1.44
     Valuation Date                                             1.45

ARTICLE II      -    PARTICIPATION

     Eligibility to Participate                                 2.1
     Commencement of Participation                              2.2
     Transfers                                                  2.3
     Reemployment of Terminated Employee or Resumption of
     Employment Following Leave of Absence                      2.4


ARTICLE III     -    PARTICIPANT CONTRIBUTIONS AND MAXIMUM AMOUNTS

     Pre-Tax Participant Contribution(s)s                       3.1
     After-Tax Participant Contribution(s)s                     3.2
     Rollover Contributions                                     3.3
     Change in Level of Contributions                           3.4
     Suspension and Resumption of Contributions                 3.5
     Change in Earnings                                         3.6
     Remittance of Participant Contributions                    3.7
     Limitation on Amount and Return of Pre-Tax
        Participant Contribution(s)s In Certain Instances       3.8
     Limitation on Amount and Return of After-Tax
        Participant Contribution(s)s In Certain Instances       3.9

Section

ARTICLE IV      -    MATCHING CONTRIBUTIONS AND OVERALL CONTRIBUTION LIMITS

     Matching Contributions                                     4.1
     Remittance of Matching Contributions                       4.2
     Limitation on Amount of Matching Contributions and
      After-Tax Participant Contribution(s) In
       Certain Instances                                        4.3
     Aggregate Limit Test                                       4.4
     Maximum Total Allocations                                  4.5
     Annual Additions                                           4.6
     Contributions Conditioned on Tax Deductibility             4.7
     Return of Contributions                                    4.8
     Payment of Expenses                                        4.9


ARTICLE V       -    INVESTMENT OF CONTRIBUTIONS

     Committee to Establish Accounts                            5.1
     Investment Options                                         5.2
     Change in Investment Options                               5.3
     Investment Rules                                           5.4


ARTICLE VI      -    TRUST FUND

     Trust Fund                                                 6.1
     Valuation of Funds                                         6.2
     Valuation of Participant Accounts                          6.3
     Responsibilities of the Investment Manager                 6.4
     Statements of Participant Accounts                         6.5
     Valuation for Distribution                                 6.6

ARTICLE VII     -    DEATH AND DISABILITY

     Death Benefit                                              7.1
     Payment of Death Benefit                                   7.2
     Designation of Beneficiary                                 7.3
     Payment Other Than to Beneficiary                          7.4
     Definition of Disability                                   7.5
     Disability Benefit                                         7.6
     Recovery from Disability                                   7.7

Section

ARTICLE VIII    -    VESTING AND TERMINATION OF EMPLOYMENT

     Vesting of Contributions                                   8.1
     Vesting Prior to August 1, 1983                            8.2
     Method of Payment                                          8.3

ARTICLE IX      -    LOANS AND WITHDRAWALS

     Withdrawals from Matching and Rollover
        Contribution Accounts                                   9.1
     Withdrawals from After-Tax Participant
        Contribution(s) Account                                 9.2
     Withdrawals from Qualified Voluntary Employee
        Contribution(s) Account                                 9.3
     Withdrawals from Pre-Tax Participant Contribution(s)
        Account                                                 9.4
     Hardship Withdrawals                                       9.5
     Rules for Withdrawals                                      9.6
     Debiting of Withdrawals                                    9.7
     Participant Loans                                          9.8
     Rules Relating to Loans                                    9.9


ARTICLE X       -    PAYMENT OF BENEFITS

     Entitlement to Distribution                                10.1
     Form of Payment                                            10.2
     Time of Payment                                            10.3
     Amount of Distribution                                     10.4
     Death Benefits                                             10.5
     Limitation on Distributions                                10.6
     Segregated Accounts                                        10.7
     Missing Persons                                            10.8


ARTICLE XI      -    EMPLOYEES' SAVINGS PLAN COMMITTEE

     Responsibility for Plan and Trust Administration           11.1
     Retirement Plan Committee                                  11.2
     Agents of the Committee                                    11.3
     Committee Procedures                                       11.4
     Administrative Powers of the Committee                     11.5


Section

     Benefit Claims Procedures                                  11.6
     Reliance on Reports and Certificates                       11.7
     Other Committee Powers and Duties                          11.8
     Compensation of Committee                                  11.9
     Member's Own Participation                                 11.10
     Liability of Committee Members                             11.11
     Indemnification                                            11.12


ARTICLE XII     -    FIDUCIARY RESPONSIBILITIES

     Basic Responsibilities                                     12.1
     Actions of Fiduciaries                                     12.2
     Fiduciary Liability                                        12.3
     Bonding of Fiduciaries                                     12.4
     Indemnification of Fiduciaries                             12.5


ARTICLE XIII    -    AMENDMENT AND TERMINATION

     Internal Revenue Service Qualification                     13.1
     Employer's Right to Amend or Terminate                     13.2
     Participating Employer's Right to Terminate                13.3
     Valuation of Assets                                        13.4
     Distribution of Assets                                     13.5

ARTICLE XIV     -    TOP-HEAVY PLAN REQUIREMENTS

     General Rule                                               14.1
     Minimum Contribution Provisions                            14.2
     Limitation on Contributions                                14.3
     Coordination With Other Plans                              14.4
     Top-Heavy Plan Definitions                                 14.5

     Key Employee                                               14.6
     Non-Key Employee                                           14.7
     Change from Top-Heavy Status                               14.8


Section

ARTICLE XV      -    GENERAL PROVISIONS

     Plan Voluntary                                             15.1
     Payments to Minors and Incompetents                        15.2
     Non-Alienation of Benefits                                 15.3
     Use of Masculine and Feminine; Singular and Plural         15.4
     Merger, Consolidation or Transfer                          15.5
     Leased Employees                                           15.6
     Governing Law                                              15.7

                                     PREAMBLE


Effective January 1, 1982, Eastern Utilities Associates (the "Employer") established a retirement plan referred to as the Eastern Utilities Associates Employees' Savings Plan (the "Plan") as provided herein. A Trust Agreement has been adopted by the Employer and is intended to form a part of this Plan. The purpose of this Plan is to encourage employee savings for retirement and to provide a tax qualified facility for accumulation of funds to be used to provide benefits payable to an Employee upon his retirement, death, disability, termination of employment, or on certain other occasions.

This Plan constitutes an amendment to, restatement of, and continuation of the Plan as it was originally effective January 1, 1982, and as amended from time to time thereafter. This amendment and restatement is effective January 1, 1989, except to the extent otherwise specifically provided herein.

Effective January 1, 1992, the Newport Electric Corporation Deferred Compensation Thrift Plan was merged into and became a part of this Plan. The merged plans are maintained as a single plan pursuant to Section 414(l) of the Internal Revenue Code of 1986 (the "Code") and applicable regulations and rulings. Except as otherwise provided herein, the terms of this Plan shall govern the participation of and accounts of those employees formerly employed by Newport Electric Corporation.

It is intended that this Plan be qualified under Section 401(a) of the Code, as amended from time to time, and meet the requirements of Code Section 401(k) as a qualified cash or deferred arrangement. It is also intended that the Trust be exempt from taxation as provided under Code Section 501(a).

                                     ARTICLE I
                                   DEFINITIONS


The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

1.1       "Account" shall mean the credit balance of a Participant in the Trust
           Fund represented by his Pre-Tax Participant Contribution(s) Account, Matching Contribution Account, After-Tax Participant Contribution(s) Account, Qualified Voluntary Employee Contribution(s) Account and his Rollover Contribution Account, if any.

1.2       "Affiliated Employer" shall mean any corporation which is included with the Employer in a controlled group of corporations, as determined in accordance with Code Section 414(b), any unincorporated trade or business which, as determined under regulations of the Secretary of the Treasury, is under common control of the Employer under Code Section 414(c), any organization that includes the Employer, which is a member of an affiliated service group, as defined in Code Section 414(m), and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). For the purposes of Sections
           4.5 and 4.6, Code Sections 414(b) and (c) shall be applied as modified by Code Section 415(h).

1.3       "After-Tax Participant Contribution(s)" shall mean contributions made to the Plan by a Participant on an after-tax basis pursuant to
           Article III.

1.4       "After-Tax Participant Contribution(s) Account" shall mean a
           Participant's interest in the Trust Fund attributable to After-Tax Participant Contribution(s) made to the Plan including investment experience thereon.

1.5       "Authorized Leave of Absence" shall mean an Employee's temporary absence from work which is approved and authorized by the Employer or Participating Employer according to uniform and nondiscriminatory rules. An Authorized Leave of Absence shall include a Parental Absence as defined in Section 1.28.

1.6       "Beneficiary" shall mean the person or persons designated by the
           Participant or Former Participant to receive benefits under the Plan in the event of the Participant's death. If the Participant is married and designates someone other than his legal Spouse, his Beneficiary designation must include the written consent of his legal Spouse at the time the designation is made in order to be valid. A former Spouse's consent shall not be binding on a subsequent Spouse.

          Such written consent must approve the specific beneficiary designated, acknowledge the effect of such designation and be witnessed by a notary public or a Plan representative. If it is established to the satisfaction of the Committee that the Participant has no Spouse, or that the Spouse's consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Code Section 417, such written consent shall not be required. If no valid Beneficiary designation is in effect at the time of the Participant's death, Section 7.4 shall apply.

1.7       "Board" shall mean the Board of Trustees of the Employer.

1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.

1.9 "Committee" shall mean the person or persons designated by the Employer as the Employees' Savings Plan Committee to administer the Plan in accordance with Article XI.

1.10 "Common Shares" shall mean common shares of the Employer's stock with voting power and dividend rights no less favorable than the voting power and dividend rights of any other common shares of stock issued by the Employer.

1.11      "Disability" shall mean a total and permanent disability as defined pursuant to Article VII.

1.12 "Earnings" shall mean the regular straight time wages paid by the Employer to an Employee during a Plan Year, exclusive of overtime, bonuses, and the Employer's cost for any public or private employee benefit plan (including this Plan) except that Earnings shall include any Pre-Tax Participant Contribution(s) made here-under and any salary deferrals made by the Employee to a plan maintained by a Participating Employer which meets the requirements of Code Section 125 during the Plan Year.

          A Participant's Earnings taken into account under the Plan for any Plan Year shall not exceed $200,000 ($150,000 for Plan Years beginning January 1, 1994) or such amount as indexed pursuant to Code Sections 401(a)(17) and 415(d) and the applicable regulations thereunder.

          In determining the Earnings of an Employee for purposes of the Code
          Section 401(a)(17) limitation, the rules of Code Section 414(q)(6) shall apply except that the term "family" shall include only the Spouse of an Employee and any linear descendants of the Employee who have not attained age 19 before the close of the Plan Year.

          If the Earnings of the Employee exceeds the Code Section 401(a)(17) limitation, then such limitation shall be pro-rated among the Earnings of the Employee and his family (as determined under this Section 1.12 prior to the application of the Code Section 401(a)(17) limitation) in proportion to each such individual's Earnings (as determined under this Section 1.12 prior to the application of the Code Section 401(a)(17) limitation).

1.13 "Effective Date" shall mean January 1, 1989, the effective date of the amendment and restatement of the Plan. The original effective date of the Plan is January 1, 1982.

1.14 "Eligible Employee" shall mean an Employee who is included in the eligible class described in Section 2.1.

1.15 "Employee" shall mean any common-law employee of the Employer or an Affiliated Employer, excluding any individual who is an independent contractor, a consultant, or a Trustee of Eastern Utilities Associates unless such Trustee is otherwise an Employee of the Company.

          A leased employee as described in Code Section 414(n)(2) shall be considered an Employee only to the extent required by Section 15.6.

1.16 "Employer" shall mean Eastern Utilities Associates, a voluntary association formed under a Declaration of Trust dated April 2, 1928 as amended under the laws of the Commonwealth of Massachusetts or its successor or successors.

1.17 "Employment Date" shall mean the first day for which an Employee receives credit for an Hour of Service.

1.18 "Entry Date" shall mean any January 1 or July 1. Effective July 1, 1992, Entry Date shall mean the first day of any calendar month.

1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any section of ERISA shall include any successor provision thereto.

1.20 "Fiduciary" shall mean any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.

1.21 "Former Participant" shall mean an individual who was a Participant, has terminated employment with the Employer and all Affiliated Employers, and has received a distribution of his Account under the Plan.

1.22 "Highly Compensated Employee" shall mean each Employee who at any time during the current or preceding Plan Year:

          (a) was a 5% owner (as defined in Code Section 416(i)(l)) of the Employer or an Affiliated Employer;

          (b) received compensation from the Employer or an Affiliated Employer in excess of $75,000 (as indexed pursuant to applicable regulations under the Code);

          (c) received compensation from the Employer or an Affiliated Employer in excess of $50,000 (as indexed pursuant to applicable regulations under the Code) and was in the group consisting of the top 20% of all Employees when ranked on the basis of compensation received during such Plan Year; or

          (d) was at any time an officer of the Employer or Affiliated Employer who received compensation in excess of 50% of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year.

          Notwithstanding the foregoing, an Employee not described in paragraph
          (b), (c), or (d) above for the preceding Plan Year shall only be a Highly Compensated Employee for the current Plan Year if he is described in paragraph (b), (c) or (d) for the current Plan Year and is one of the top 100 Employees when ranked by compensation for such Plan Year. For purposes of this Section, "compensation" shall mean compensation as defined in Code Section 414(q)(7).

          In any event, the determination of a Highly Compensated Employee shall be made pursuant to Code Section 414(q) and regulations issued thereunder. Accordingly, the Committee may elect to use the calendar year election to determine Highly Compensated Employees as provided in Treasury Regulation 1.414(q)-1T Q&A 14(b)1 or the simplified method as described in Revenue Procedure 93-42, Section 4.

1.23 "Highly Compensated Group" shall mean the group of Highly Compensated Employees who are also Eligible Employees as defined herein.

1.24 "Matching Contribution" shall mean a contribution by a Participating Employer made to the Plan on behalf of a Participant pursuant to
          Article IV.

1.25 "Matching Contribution Account" shall mean a Participant's interest in the Trust Fund attributable to Matching Contributions made to the Plan including investment experience thereon.

1.26 "Nonparticipating Employer" shall mean any Affiliated Employer which is not a Participating Employer.

1.27 "One Year Break in Service" shall mean a consecutive 12-month period commencing on an Employee's Service Termination Date (or anniversary thereof) in which such individual is not employed by the Employer or an Affiliated Employer.

1.28 "Parental Absence" shall mean an Employee's absence from work which has commenced after December 31, 1984, for any of the following reasons:

          (a)  the pregnancy of the Employee;

          (b)  the birth of the Employee's child;

          (c)  the adoption of a child by the Employee; or

          (d) the need to care for the Employee's child immediately following its birth or adoption.

1.29 "Participant" shall mean an Employee who is either currently contributing to the Plan or who has an Account under the Plan.

1.30 "Participating Employer" shall mean the Employer and any other Affiliated Employer (or a division or subsidiary of either) which participates in the Plan with the permission of the Employer. A Participating Employer may elect, with the consent of the Employer, to adopt the Plan only with respect to a division or other employment unit rather than with respect to all of its employees.

1.31 "Plan" shall mean the Eastern Utilities Associates Employees' Savings Plan as set forth in this document and as amended from time to time.

1.32 "Plan Year" shall mean the 12-month period commencing on January 1 and ending on the next following December 31.

1.33 "Pre-Tax Participant Contribution(s)" shall mean a salary reduction contribution made to the Plan on behalf of a Participant pursuant to
          Article III.

1.34 "Pre-Tax Participant Contribution(s) Account" shall mean a Participant's interest in the Trust Fund attributable to Pre-Tax Participant Contribution(s) made to the Plan including investment experience thereon.

1.35 "Qualified Voluntary Employee Contribution(s) (QVEC)" shall mean a Participant's tax-deductible contributions made under the Plan prior to January 1, 1987. Qualified Voluntary Employee Contribution(s) shall not be made to the Plan after December 31, 1986.

1.36 "Qualified Voluntary Employee Contribution(s) Account" shall mean a Participant's interest in the Trust Fund attributable to Qualified Voluntary Employee Contribution(s) made to the Plan including investment experience thereon.

1.37 "Rollover Contribution" shall mean a contribution made to the Plan by a Participant pursuant to Section 3.3.

1.38 "Rollover Contribution Account" shall mean a Participant's interest in the Trust Fund attributable to Rollover Contributions made to the Plan including investment experience thereon.

1.39 "Service" shall mean the completed years and months of an Employee's employment with the Employer and Affiliated Employers measured from the individual's date of hire with the Employer or Affiliated Employer.

          Service shall include the following:

          (a)  the first 12 months of layoff;

          (b) any period during which the Employee is on an Authorized Leave of Absence, with or without pay;

          (c) any period of absence because of service in the Armed Forces of the United States provided the Employee returns to employment with the Employer or Affiliated Employer within 90 days (or such longer period as may be provided by law for the protection of reemployment rights) after his discharge or release from active duty in the Armed Forces;

          (d) any other authorized period of absence, including paid holidays, paid vacations, and sick leaves; and

          (e) any other period of absence not in excess of one year, provided the Employee returns to work within such one-year period.

          For the purpose of determining an Employee's Service, a full calendar month of employment shall be deemed one month of Service and 12 months of employment shall be deemed one year of Service. All periods of employment with the Employer and Affiliated Employers shall be taken into consideration for the purpose of determining an Employee's Service.

          For an Employee who was an employee of Newport Electric Corporation on December 31, 1991, and who became an Employee hereunder on January 1, 1992, all periods of employment with Newport Electric Corporation will be deemed Service to the extent such period of employment with Newport Electric Corporation would have been deemed Service in accordance with the provisions of this Section 1.39.

1.40      "Service Termination Date" shall mean the earliest of the following:

          (a) the date on which the Employee resigns, is discharged, or retires from Service with the Employer and all Affiliated Employers;

          (b)  the date the Employee dies;

          (c) the first anniversary of the date on which the Employee is laid off, starts an Authorized Leave of Absence, or is absent from work for any other reason other than a Parental Absence; and

          (d) the second anniversary of the date on which the Employee commenced a Parental Absence, if such Employee has not yet returned to work with the Employer or an Affiliated Employer.

1.41 "Spouse" shall mean the legal spouse to whom a Participant is married under applicable state law on the date benefits commence. However, if the Participant should die before the date benefits are to commence, then the Spouse shall be the legal spouse to whom the Participant was married on the Participant's date of death. A former spouse will be treated as the Spouse or surviving Spouse to the extent required under a qualified domestic relations order as defined in Code Section 414(p).

1.42 "Trust" or "Trust Fund" shall mean all assets held by the Trustee in accordance with the Trust Agreement.

1.43 "Trust Agreement" shall mean the trust agreement between the Employer and a Trustee as provided for in Article XI.

1.44 "Trustee" shall mean the individual, individuals or institution appointed by the Board of Trustees of the Employer to act in accordance with the Trust Agreement.

1.45 "Valuation Date" shall mean March 31, June 30, September 30, and December 31. Effective July 1, 1992, Valuation Date shall mean any date as of which the investment funds offered under the Plan are valued, provided that in any event such funds shall be valued no less frequently than quarterly.


                                   ARTICLE II
                                  PARTICIPATION


2.1 Eligibility to Participate. Each Employee shall be an Eligible Employee upon satisfying the following requirements:

          (a)  he is employed by a Participating Employer;

          (b)  he has completed one year of Service;

          (c)  he has attained age 18;

          (d) he is not a "leased employee" as defined under Code Section 414(n)(2);

          (e) in the case of an Employee covered by a collective bargaining agreement, the bargaining agreement provides for his participation herein;

          (f) effective July 1, 1992, he is not a temporary Employee (an Employee is a temporary Employee if he is hired for a position which is expected to terminate in the foreseeable future; and

          (g) Notwithstanding the foregoing, an Employee who was an employee of Newport Electric Corporation as of December 31, 1991, and who was a participant of the Newport Electric Corporation Deferred Compensation Thrift Plan on such date shall be considered an Eligible Employee hereunder as of January 1, 1992. All other Employees who were employees of Newport Electric Corporation shall become Eligible Employees upon satisfying the aforementioned requirements of this Section 2.1.

2.2 Commencement of Participation. Except as provided in Section 2.4, each Eligible Employee shall become a Participant (or if his participation has terminated, shall again become a Participant) on the Entry Date coinciding with or next following the date on which he:

          (a)  meets the requirements of Section 2.1; and

          (b) enrolls in the Plan by completing an election form to initiate contributions pursuant to Article III. However, if an Eligible Employee fails to enroll when first eligible to do so, such Employee shall be eligible to enroll on any following Entry Date providing he is then an Eligible Employee.

2.3 Transfers. The following provisions shall govern in the case of an Employee who changes employment status:

          (a) In the event that an Eligible Employee directly transfers to an ineligible class of Employees, he shall be deemed to continue as a Participant for all purposes of the Plan except that he shall not be permitted to direct any further Pre-Tax Participant Contribution(s) or make any further After-Tax Participant Contribution(s) on his behalf under the Plan nor shall he receive any further Matching Contributions unless he again becomes an Eligible Employee. Such an Employee shall continue to accrue Service pursuant to Section 1.39.

          (b) In the event that an Employee in an ineligible class (i.e. temporary or leased employees) transfers to an employment classification as an Eligible Employee, his Service earned during his employment with all Participating and Nonparticipating Employers shall be credited under this Plan. Such Employee shall be eligible to become a Participant on the first day of the month coinciding with or next following the transfer or, if later, the Entry Date coinciding with or next following the date when he meets the requirements of Section 2.1.


2.4 Reemployment of Terminated Employee or Resumption of Employment Following Leave of Absence. A terminated Employee or an Employee on an Approved Leave of Absence who resumes active employment with a Participating Employer as an Eligible Employee may elect to become a Participant (or shall continue participation if already a Participant) on the first day of the month coinciding with or next following his reemployment date, provided he meets the requirements of Section 2.1 on such reemployment date, or if later, the Entry Date coinciding with or next following the date on which he meets such requirements.


                                    ARTICLE III
                  PARTICIPANT CONTRIBUTIONS AND MAXIMUM AMOUNTS


3.1 Pre-Tax Participant Contribution(s). Each Eligible Employee may elect, in writing, to authorize a Participating Employer to reduce his Earnings and make a corresponding Pre-Tax Participant Contribution(s) on his behalf commencing on any Entry Date. This reduction in Earnings shall be in any whole percentage from 1% to 12% (15% effective July 1, 1992) of such Earnings or, if permitted by the Committee, in a flat dollar amount not less than 1% and not to exceed 12% (15% effective July 1, 1992) of such Earnings. Authorization to reduce Earnings shall be in writing and shall be delivered to the Committee no later than 30 days prior to the date as of which the Pre-Tax Participant Contribution(s) becomes effective, unless the Committee agrees to accept a later authorization according to such uniform and nondiscriminatory rules as it may adopt. Such Earnings reduction shall continue unchanged until the Participant terminates employment, changes or suspends the Pre-Tax Participant Contribution(s) in accordance with Section 3.4 or 3.5 or transfers to the employment of a Nonparticipating Employer or an ineligible class of Employees.

          Pre-Tax Participant Contribution(s) made under this Section 3.1 shall be subject to the limitations of Sections 3.8, 4.4, and 4.5.

3.2 After-Tax Participant Contribution(s). Each Eligible Employee may elect, in writing, to contribute a percentage of his Earnings as nondeductible After-Tax Participant Contribution(s) commencing on any Entry Date. The contribution rate must be in any whole percentage from 1% to 10% of such Earnings or, if permitted by the Committee, in a flat dollar amount not less than 1% and not to exceed 10% of such Earnings, provided that such After-Tax Participant Contribution(s) shall not exceed the difference between 12% (15% effective July 1, 1992) and the contribution percentage such Eligible Employee has currently authorized for Pre-Tax Participant Contribution(s). Authorization to make After-Tax Participant Contribution(s) shall be in writing and shall be delivered to the Committee no later than 30 days prior to the date as of which the After-Tax Participant Contribution(s) becomes effective, unless the Committee agrees to accept a later authorization according to such uniform and nondiscriminatory rules it may adopt. Such contributions will be made on an after-tax basis by payroll deduction which shall continue unchanged until the Participant terminates employment, changes or suspends his After-Tax Participant Contribution(s) election in accordance with Section 3.4 or 3.5 or transfers to the employment of a Nonparticipating Employer or an ineligible class of Employees.

          After-Tax Participant Contribution(s) made under this Section 3.2 shall be subject to the limitations of Sections 4.3, 4.4, and 4.5.

3.3 Rollover Contributions. An Employee who is or who would be an Eligible Employee except for the Service or age requirement under
          Section 2.1 may elect, subject to the written consent of the Committee, to make a Rollover Contribution to the Trust Fund to the extent permitted under Code Section 402(c) and other applicable Code sections and related rulings and regulations. A Rollover Contri-bution shall be subject to the following rules:

          (a) A Rollover Contribution shall consist of a distribution of all or a portion of the balance to the credit of the Employee:

               (i) from a qualified trust under Code Section 401(a), which trust is exempt from tax under Code Section 501(a) (or from an annuity plan qualified under Code Section 403(a)), or

               (ii) from an individual retirement account, or an individual retirement annuity (in each case within the meaning of Code Section 408), all of the assets of which arose from a distribution described in (i) which was transferred to such account or annuity within 60 days from the date of the distribution.

               Notwithstanding the foregoing, a Rollover Contribution shall not consist of: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or the life expectancy) of the Employee or the joint lives (or joint life expectancies) of the Employee and the Employee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

          (b) A Rollover Contribution shall not exceed the fair market value of the amount described in (a) above;

          (c)  A Rollover Contribution shall be made in cash;

          (d) In the event a Rollover Contribution consists of an amount which has been paid directly to the individual, such Rollover Contribution shall be made no later than 60 days following the date the Participant receives the amount distributed;

          (e) A Rollover Contribution must be submitted with supporting documentation that the Rollover Contribution meets the requirements of this Section 3.3.

          An Employee who makes a Rollover Contribution shall be considered a Participant under the Plan solely with respect to such Rollover Contribution until he otherwise becomes a Participant pursuant to Sections 2.1 and 2.2.

3.4 Change in Level of Contributions. The Pre-Tax and After-Tax Participant Contribution(s) percentages as designated by the Participant shall continue in effect, notwithstanding any change in his Earnings, until he elects to change such percentage. Subject to the requirements of Sections 3.1 and 3.2, a Participant may change the rate of such contributions as of any Entry Date by providing 30 days' prior written notice to the Committee or such lesser notice as the Committee may approve according to such uniform and nondiscriminatory rules as it may adopt. Notice of any such change shall be given on a form to be provided by the Committee for this purpose and shall be signed by the Participant and delivered to the Committee.

3.5 Suspension and Resumption of Contributions. A Participant may suspend the making of Pre-Tax Participant Contribution(s) and/or After-Tax Participant Contribution(s) as of any pay period by providing at least 30 days' prior written notice to the Committee or such lesser notice as the Committee may approve according to such uniform and nondiscriminatory rules as it may adopt. A suspension of Pre-Tax and/or After-Tax Participant Contribution(s) pursuant to this Section shall continue for a period of no less than three months.

          Providing he is still an Eligible Employee, a Participant who suspends his contributions pursuant to the above rules may resume such contributions effective as of the first day of any month following the required three month suspension period, with 30 days' prior written notice to the Committee or such lesser notice as the Committee may approve according to uniform and nondiscriminatory rules it may adopt.

3.6 Change in Earnings. In the event of a change in the Earnings of a Participant, the percentage of his Earnings that he has authorized as his Pre-Tax Participant Contribution(s) and/or After-Tax Participant Contribution(s) shall be applied as soon as practicable with respect to such changed Earnings without action by the Participant. In the case of a Participant who has elected a flat dollar contribution, such contribution shall not change on account of a change in his Earnings.

3.7 Remittance of Participant Contributions. Pre-Tax and After-Tax Participant Contribution(s) will be remitted to the Trustee by the Participating Employers as soon as practicable following the date such contributions are made but in no event later than 30 days following the end of the Plan Year in which such contributions are made.

          Rollover Contributions shall be remitted to the Trustee as soon as practicable after they are delivered to a Participating Employer.
          All Pre-Tax, After-Tax, and Rollover Contributions shall be invested in accordance with the Participant's investment direction pursuant to
          Article V.

          Notwithstanding the foregoing, a Participant's Pre-Tax and After-Tax Participant Contribution(s) will stop for any period of time during which he is on an unpaid authorized leave of absence or layoff.

3.8       Limitation on Amount and Return of Pre-Tax Participant
          Contribution(s) In Certain Instances.

          (a) In no event shall a Participant's Pre-Tax Participant Contribution(s) for a taxable year under this Plan and any other cash or deferred arrangement (such as any other plan permitting contributions under Section 401(k) of the Code) maintained by the Employer exceed the dollar limit on excludable salary deferrals under Code Section 402(g)(1) ($9,240 for 1994) as adjusted for increases in the cost of living pursuant to Code
               Section 402(g)(5). In the event a Participant's Pre-Tax Participant Contribution(s) should exceed such dollar limit for a taxable year, the excess, together with any investment earnings attributable thereto, shall be returned to the Participant no later than April 15 following the close of the taxable year for which the excess contribution was made.

          (b) In the event a Participant's Pre-Tax Participant Contribution(s) for a taxable year under this Plan, together with his salary reduction amounts under any other plan which meets the requirements of Code Section 401(k), exceed the limits set forth in (a) above, the Participant may treat a portion of such excess as having been contributed to this Plan and request a return of such excess together with any investment earnings attributable thereto. Any such request shall be made no later than March 1 following the close of the taxable year for which the excess contribution was made, and the return of such excess shall be made no later than the immediately following April 15.

          (c) Effective January 1, 1987, for each Plan Year, the "average deferral percentage" authorized by the Highly Compensated Group as Pre-Tax Participant Contribution(s) must meet one of the following tests:

               (i) The "average deferral percentage" of the Highly Compensated Group may not exceed 1.25 multiplied by the "average deferral percentage" of all other Eligible Employees who are not in such group, or

               (ii) The "average deferral percentage" of the Highly Compensated Group may not exceed 2.0 multiplied by the "average deferral percentage" of all other Eligible Employees, who are not in such group, subject to a maximum differential of two percentage points.

          (d) The "average deferral percentage" for a specified group for a Plan Year shall mean the average of the ratios (calculated separately for each Employee in such group) of (i) over (ii) where:

               (i) equals the sum of the Pre-Tax Participant Contribution(s) made on behalf of each Eligible Employee for the Plan Year pursuant to Section 3.1; and

               (ii) equals the Eligible Employee's compensation for such Plan Year as provided under Code Section 414(s), including any alternative definitions thereunder.

               For purposes of the foregoing, only Pre-Tax Participant Contribution(s) allocated to the Participant's Account on a date within a Plan Year and paid to the Trust Fund within 12 months following the close of such Plan Year shall be considered in determining his "deferral percentage" for such Plan Year. In addition, only Pre-Tax Participant Contribution(s) which are attributable to the Earnings an Employee receives from the Employer during a Plan Year or within two and one-half months following the close of such Plan Year shall be considered in determining the Employee's "deferral percentage" for such Plan Year.

               If the Participating Employer sponsors two or more plans which include a cash or deferred arrangement but are considered one plan for purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one plan for purposes of determining the "average deferral percentage".

               If any Eligible Employee who is a member of the Highly Compensated Group is participating in two or more cash or deferred arrangements (such as any other plan permitting contributions under Section 401(k) of the Code) sponsored by the Employer or an Affiliated Employer, such cash or deferred arrangements shall be treated as one arrangement for purposes of determining the "deferral percentage" for such Eligible Employee.

               For purposes of determining the "deferral percentage" of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Pre-Tax Participant Contribution(s) and compensation of such Eligible Employee shall include the Pre-Tax Participant Contribution(s) and compensation for the Plan Year of "family members" (as defined in Code Section 414(q)(6)) as may be required pursuant to the family aggregation rules of Code Section 401(k) and pertinent regulations issued thereunder. To such extent as required by regulations, family members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the "average deferral percentage" both for Eligible Employees who are non-highly compensated Employees and for Eligible Employees who are Highly Compensated Employees.

          (e) From time to time, the Committee shall review the Pre-Tax Participant Contribution(s) authorized by Eligible Employees. If, upon such review, the Committee determines that the average percentage of such contributions applicable to the Highly Compensated Group exceeds or is likely to exceed the maximum average percentage necessary to comply with the above rules, the Committee may reduce the Pre-Tax Participant Contribution(s) of the Highly Compensated Group, to the extent necessary to comply with such rules. Such reduction shall be effected by successive reductions of the highest Pre-Tax Participant Contribution(s) percentage authorized by one or more members of the Highly Compensated Group until the average percentage applicable to the Highly Compensated Group does not exceed the maximum average percentage referred to above. Notwithstanding the foregoing sentence, the Committee may impose a maximum dollar limitation which is less than the amount specified in Code Section 402(g) or a maximum percentage which is less than the percentage in Section 3.1 to all Pre-Tax Participant Contribution(s) made by the Highly Compensated Group.

          (f) If, after the end of the Plan Year, the Committee determines that the Pre-Tax Participant Contribution(s) made on behalf of Highly Compensated Employees are in excess of the amounts allowed under (c)(i) and (c)(ii) above, the Committee shall return any Pre-Tax Participant Contribution(s) in excess of the amount permitted above, together with any investment earn-ings or losses allocable thereto to the affected Participants until the rules in either (c)(i) or (c)(ii) above are met. The return of such "excess contributions" shall be made in the same manner as described in paragraph (e) above. Such "excess contributions" shall be distributed within 2-1/2 months, if at all possible, following the end of the Plan Year in which such Pre-Tax Participant Contribution(s) were made and in no event later than the close of the following Plan Year. The return of any excess Pre-Tax Participant Contribution(s) shall be made on a pro rata basis from the funds in which the Pre-Tax Participant Contribution(s) are then invested, unless the Committee shall permit the Participant to elect such other method of return based on such uniform and nondiscriminatory rules as it may adopt.

               In the case of an Eligible Employee who is subject to the family aggregation rules of Code Section 414(q)(6) because he is a member of a family of a 5% owner of the Employer or of one of the ten most highly paid Highly Compensated Employees, the determination of and return of excess Pre-Tax Participant Contribution(s) under this Section shall be made in accordance with the family aggregation rules of Code Section 401(k) and pertinent regulations issued thereunder.

          (g) For purposes of determining the investment earnings or loss to be distributed pursuant to paragraphs (a) and (f) hereunder, the following rules shall apply:

               The earnings or loss allocable to Pre-Tax Participant Contribution(s) is the earnings or losses allocable to the Participant's Pre-Tax Participant Contribution(s) Account for the Plan Year multiplied by a fraction, the numerator of which is the Pre-Tax Participant Contribution(s) to be distributed to the Participant for the year and the denominator is the Participant's Account balance attributable to Pre-Tax Participant Contribution(s) without regard to any earnings or loss occurring during such Plan Year.

          (h) In the event that the Participating Employer made a Matching Contribution with respect to any Pre-Tax Participant Contribution(s) returned pursuant to this Section, such Matching Contribution shall be distributed or forfeited to the affected members of the Highly Compensated Group, as determined by the Committee according to such uniform and nondiscriminatory rules as it may adopt.

3.9 Limitation on Amount and Return of After-Tax Participant Contribution(s) in Certain Instances. The limitation on the amount and return of After-Tax Participant Contribution(s) is described in
          Article IV.

                                    ARTICLE IV
             MATCHING CONTRIBUTIONS AND OVERALL CONTRIBUTION LIMITS


4.1 Matching Contributions. Each Participating Employer shall make a Matching Contribution on behalf of each of its Participants in an amount equal to 100% of the first 2% of Earnings and 50% of the next 1% of Earnings with respect to which such Participant makes Pre-Tax Participant Contribution(s). The level of Matching Contributions for any Employee whose terms of employment are governed by a collective bargaining agreement shall be subject to the terms of such collective bargaining agreement with respect to a Plan Year. Matching Contribu-tions made under this Section 4.1 shall be subject to the limitations of Sections 4.3, 4.4, and 4.5.

          The Board may change the Matching Contribution from time to time.

          In the event Matching Contributions on behalf of a Participant for a Plan Year would otherwise cease because his Pre-Tax Participant Contribution(s) for such Year cease on account of the dollar limit set forth in Section 402(g)(1) of the Code, Matching Contributions shall be continued on his behalf for the remainder of the Plan Year in accordance with this Section during his continued employment as long as his actual Pre-Tax Participant Contribution(s) for the Plan Year are at least equal to 3% of his Earnings for the Year or such other amount as eligible for the maximum Matching Contribution.

4.2 Remittance of Matching Contributions. Matching Contributions will be paid by the Participating Employers to the Trustee no later than 30 days following the end of the Plan Year in which the corresponding Pre-Tax Participant Contribution(s) are made, but in no event later than the Participating Employer's tax filing deadline for its fiscal year in which such Plan Year ends. Matching Contributions shall be invested in EUA Common Shares pursuant to Article V, except as may otherwise be provided under the terms of a collective bargaining agreement. As such, Matching Contributions may be contributed in cash, common shares or partially in cash and common shares.

4.3 Limitation on Amount of Matching Contributions and After-Tax Participant Contribution(s) In Certain Instances. Effective January 1, 1987, for each Plan Year, the "average contribution percentage" of the Highly Compensated Group must meet one of the following tests:

          (a) The "average contribution percentage" of the Highly Compensated Group may not exceed 1.25 multiplied by the "average contribution percentage" of all other Eligible Employees who are not in such group.

          (b) The "average contribution percentage" of the Highly Compensated Group may not exceed 2.0 multiplied by the "average contribution percentage" of all other Eligible Employees who are not in such group, subject to a maximum differential of two percentage points.

               The "average contribution percentage" for a specified group for a Plan Year shall mean the average of the ratios (calculated separately for each Employee in such group) of (i) over (ii) where:

               (i) equals the sum of the Eligible Employee's After-Tax Participant Contribution(s) for the Plan Year pursuant to
                     Section 3.2 plus the Matching Contribution made on behalf of the Eligible Employee for the Plan Year pursuant to
                     Section 4.1; and

               (ii) equals the Eligible Employee's compensation for such Plan Year as provided in Code Section 414(s), including any alternative definitions thereunder.

               For purposes of determining the "contribution percentage" of an Eligible Employee who is a 5% owner or one of the ten most highly- paid Highly Compensated Employees, the After-Tax Participant Contribution(s), Matching Contributions and compensation of such Eligible Employee shall include the After-Tax Participant Contribution(s), Matching Contributions and compensation for the Plan Year of "family members" (as defined in Code Section 414(q)(6)) as may be required pursuant to the family aggregation rules of Code
               Section 401(m) and pertinent regulations issued thereunder.
               To such extent as required by regulations, family members with respect to Highly Compensated Employees shall be disregarded as separate Employees in determining the "contribution percentage" both for Eligible Employees who are non-highly compensated Employees and for Eligible Employees who are Highly Compensated Employees.

               If the Participating Employer sponsors two or more plans to which After-Tax and matching Employer Contributions are made and which are subject to Code Section 401(m), but are considered one plan for purposes of Code Section 401(a)(4) or 410(b), such plans shall be treated as one plan for purposes of determining the "average contribution percentage".

               If any Eligible Employee who is a member of the Highly Compensated Group is participating in two or more plans sponsored by the Employer or an Affiliated Employer that include After-Tax and/or matching Employer Contributions subject to Code
               Section 401(m), all such contributions will be treated as made under one plan for purposes of this paragraph (b).

          (c) If for any Plan Year the "average contribution percentage" for the Highly Compensated Group exceeds the limits set forth in (a) and (b) above, the "excess aggregate contributions" (as defined in Code Section 401(m)(6)(B)) shall be distributed to the Highly Compensated Group within 2-1/2 months, if at all possible, following the end of the Plan Year in which such contributions were made and in no event later than the close of the following Plan Year. The distribution of such "excess aggregate contributions" shall be effected by successive reductions of the After-Tax and/or Matching Contribution percentage(s) of one or more members of the Highly Compensated Group with the highest "average contribution percentage" until the "average contribution percentage" applicable to the Highly Compensated Group does not exceed the maximum "average contribution percentage" referred to above. The distributable amount for each affected member of the Highly Compensated Group shall be determined in accordance with the following provisions:

               (i) After-Tax Participant Contribution(s) made during the Plan Year shall be returned to the Highly Compensated Employee until he has no remaining "excess aggregate contributions" or until all of his After-Tax Participant Contribution(s) for the Plan Year have been distributed; then

               (ii) Matching Contributions made during the Plan Year to the Highly Compensated Employee shall be distributed to such Highly Compensated Employee or forfeited at the Committee's discretion until he has no remaining "excess aggregate contributions" or until all of his Matching Contributions for the Plan Year have been distributed/forfeited. In the event that any "excess aggregate contributions" are forfeited, such amounts shall be used to reduce future Matching Contributions to the Plan.

               The return of any "excess aggregate contributions" shall be made on a pro-rata basis from the funds in which the "excess aggregate contributions" are then invested, unless the Committee shall permit the Participant to elect such other method of return based on such uniform and nondiscriminatory rules as it may adopt.

               In the case of an Eligible Employee who is subject to the family aggregation rules of Code Section 414(q)(6) because he is a member of a family of a 5% owner of the Employer or of one of the ten most highly paid Highly Compensated Employees, the determination of and return of "excess aggregate contributions" under this Section shall be made in accordance with the family aggregation rules of Code Section 401(m) and pertinent regulations issued thereunder.

          (d) The "excess aggregate contributions" to be distributed to a Participant shall be adjusted for investment earnings or losses applicable thereto.

          (e) For purposes of determining the investment earnings or losses to be distributed pursuant to the foregoing paragraphs, the following rules shall apply:

               The earnings or loss is the sum of earnings or losses allocable to the Participant's After-Tax Participant Contribution(s) Account and Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is After-Tax Participant Contribution(s) and Matching Contributions to be returned to the Eligible Employee for the year and the denominator is the Eligible Employee's Account balance(s) attributable to After-Tax Participant Contribution(s) and Matching Contributions without regard to any earnings or loss occurring during such Plan Year.

4.4       Aggregate Limit Test.
          (a) For any Plan Year commencing on or after January 1, 1989, in which the "average deferral percentage" (as defined in Section 3.8) and the "average contribution percentage" (as defined in
               Section 4.3) of the Highly Compensated Group can only satisfy the limitations set forth in Sections 3.8(c)(ii) and 4.3(b) respectively, but neither can satisfy the limitations set forth in Sections 3.8(c)(i) and 4.3(a), respectively, and all corrective measures have been taken under Sections 3.8 and 4.3 to ensure compliance with the provisions of Code Sections 401(k) and 401(m), the "aggregate limit test" prescribed under proposed Treasury Regulation 1.401 (m)-2(b)(3), or pertinent final regulations shall be applicable. The "aggregate limit test" shall be deemed met if (i) below is greater than or equal to
               (ii) below where:

               (i)   equals the sum of (A) and (B) below where:

                     (A) equals 1.25 multiplied by the greater of (1) and (2) where:

                          (1) equals the "average deferral percentage" of the non-highly compensated group of Eligible Employees; and

                          (2) equals the "average contribution percentage" of the non-highly compensated group of Eligible Employees;

                     (B) equals the lesser of (1) and (2) above plus two percentage points. In no event, however, shall this amount exceed 2.0 multiplied by the lesser of (1) and
                          (2) above.

               (ii)  equals the sum of (C) and (D) below where:

                     (C) equals the "average deferral percentage" of the Highly Compensated Group; and

                     (D) equals the "average contribution percentage" of the Highly Compensated Group.

          (b) An "alternative aggregate limit test" may be used in place of the "aggregate limit test" set forth in (a) above for any Plan Years commencing on or after January 1, 1989, as long as such test is permitted by the Internal Revenue Service. This "alternative aggregate limit test" shall be deemed met if (i) below is greater than or equal to (ii) below where:

               (i)   equals the sum of (A) and (B) below where:

                     (A) equals 1.25 multiplied by the lesser of (1) and (2) where:

                          (1) equals the "average deferral percentage" of the non-highly compensated group of Eligible Employees; and

                          (2) equals the "average contribution percentage" of the non-highly compensated group of Eligible Employees;

                     (B) equals the greater of (1) and (2) above plus two percentage points. In no event, however, shall this amount exceed 2.0 multiplied by the greater of (1) and (2) above.

               (ii)  equals the sum of (C) and (D) below where:

                     (C) equals the "average deferral percentage" of the Highly Compensated Group; and

                     (D) equals the "average contribution percentage" of the Highly Compensated Group.

          (c) The Committee shall determine each Plan Year the appropriate reductions, distributions, or forfeitures to be made in order to satisfy the applicable limits set forth in this Section 4.4 and in Sections 3.8 and 4.3. Any such reductions, distributions or forfeitures shall be made in accordance with the applicable provisions of Sections 3.8 and 4.3 and the nondiscrimination requirements of Code Section 401(a)(4).

          (d) In the event that the "average deferral percentage", the "average contribution percentage" and the "aggregate limit" of the Highly Compensated Group does not satisfy the requirements set forth in Sections 3.8, 4.3, and this 4.4, respectively, the Employer may for any Plan Year perform such testing by restructuring the Plan into component plans as may be permitted in regulations under Code Section 401(a)(4), provided such component plans meet the coverage requirements of Code Section 410(b).

4.5       Maximum Total Allocations.
          (a) Effective January 1, 1987, anything to the contrary herein notwithstanding, in no event shall the Annual Additions, as defined in Section 4.6, for any Employee for any Plan Year exceed the lesser of:

               (i) $30,000 or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A) (which amount shall be subject to adjustments as provided by Treasury regulations under Code Section 415), or

               (ii) 25% of the Employee's compensation (as defined by Treasury regulations under Code Section 415(c)) from the Participating Employer.

               For purposes of this Section 4.5(a), the Plan Year shall be the limitation year.

               In the event an Annual Addition in excess of the lesser of (i) or (ii) above is allocated to an Employee for a Plan Year, such excess shall be corrected in the following order to the extent required to eliminate the excess:

               (iii) After-Tax Participant Contribution(s) plus any allocable interest shall be refunded to the Employee, if such contributions were made to this Plan or any other qualified plan of the Employer for the Plan
                     Year.

               (iv) Matching Contributions shall be reduced. Any reduction in Matching Contributions shall be credited to a suspense account and treated as the first allocation of Matching Contributions on behalf of such Employee for the following Plan Year and, if not fully utilized for such allocation, the remainder shall be allocated prorata to the Matching Contribution Accounts of the other Employees on the last day of the following Plan Year.

               (v) Pre-Tax Participant Contribution(s) shall be reduced. Any reduction of Pre-Tax Participant Contribution(s) shall be credited to a suspense account and treated as the first allocation of Pre-Tax Participant Contribution(s) on behalf of such Employee for the following Plan Year (and succeeding Plan Years as necessary) or, any such contribution shall be refunded in accordance with Section 415 of the Code. In the event that any Pre-Tax Participant Contribution(s) in the suspense account have not been allocated as Pre-Tax Participant Contribution(s) to the Employee as of his Service Termination Date, the Employer shall directly reimburse the Employee for such remaining amounts, including any investment earnings thereon as may be required under pertinent regulations.

               No contributions shall be made to the Plan on behalf of an Employee for any period during which a suspense account is in existence for such Employee.

          (b) In the case of an Employee who has participated in a defined benefit plan maintained by the Employer or an Affiliated Employer, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction," determined as of the close of any Plan Year, shall not exceed one. An Employee's defined benefit plan fraction and defined contribution plan fraction shall be determined as follows:

               (i) The "defined benefit plan fraction" is a fraction with a numerator equal to the Employee's projected annual retirement benefit determined (other than any benefit attributable to Employee contributions) under the defined benefit plan and a denominator equal to the lesser of (A)
                     1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Plan Year, or (B) 1.4 multiplied by 100% of the Employee's compensation which may be taken into account for such Plan Year.

               (ii) The "defined contribution plan fraction" is a fraction with a numerator equal to the sum of the Annual Additions to the Employee's Account and a denominator equal to the sum for each calendar year of the Employee's employment with the Employer, any predecessor of the Employer, or an Affiliated Employer of the lesser of (A) 1.25 multiplied by the amount determined in accordance with Code Section 415(e)(3)(B)(i) for each such Plan Year, or (B) 1.4 multi-plied by 25% of the Employee's compensation (as defined by Treasury Regulations under Code Section 415) which may be taken into account for each such Plan Year.

          For the purpose of applying this Section 4.5(b), all defined benefit plans and all defined contribution plans maintained by the Employer and all Affiliated Employers shall be aggregated.

          It is intended that this Section 4.5 shall be applied in a manner which will be in the best interest of an Employee, as determined by the Committee. Accordingly, the Committee shall reduce an Employee's Annual Additions under this Plan so that such fraction equals one only if the terms of the defined benefit plan in which the Employee is participating does not allow for a reduction of the Employee's benefit so that such fraction equals one.

4.6 Annual Additions. Effective January 1, 1987, the Annual Addition with respect to an Employee for any Plan Year shall be the sum of the following amounts allocated to his Account for the Plan Year:

          (a) All After-Tax Participant Contribution(s) made subsequent to December 31, 1986, and prior to January 1, 1987, the lesser of one-half of an Employee's After-Tax Participant Contribution(s), or the amount of his After-Tax Participant Contribution(s) in excess of 6% of his Earnings, plus (b) Matching Contributions plus any other Employer contributions made to a qualified plan, plus

          (c)  Pre-Tax Participant Contribution(s), plus

          (d)  Any forfeitures allocated to the Employee's Account, plus

          (e) Any amount applied from the suspense account (pursuant to Section 4.5), plus

          (f) Excess contributions and excess aggregate contributions as defined in Code Sections 401(k)(8)(B) and 401(m)(6)(B), respectively, plus (g) Excess deferrals, as defined in Code
               Section 402(g), to the extent such excess deferrals have not been returned to the affected Employee by the April 15 following the taxable year in which such excess deferral was made; plus

          (h)  Amounts described in Code Sections 415(l)(1) and 419A(d)(2).

          For purposes of applying this Section 4.6, all defined contribution plans maintained by the Employer and all Affiliated Employers shall be aggregated.

          The term Annual Additions shall not include any Rollover
          Contributions.

4.7 Contributions Conditioned on Tax Deductibility. All Pre-Tax Participant Contribution(s) and Matching Contributions shall be conditioned upon their deductibility by the Participating Employer for federal income tax purposes; provided, however, that no contributions shall be returned to a Participating Employer, except as provided in Section 4.8.

4.8 Return of Contributions. Notwithstanding any other provision of this Plan, a Pre-Tax Participant Contribution(s), or Matching Contribution upon request by the Participating Employer may be returned to the Participating Employer who made the contribution if:

          (a)  the contribution was made by reason of a mistake of fact; or

          (b) the contribution was conditioned upon its deductibility for income tax purposes and the deduction was disallowed; and

          Such contribution shall be returned to the Participating Employer within one year of the mistaken payment of the contribution or the disallowance of such deduction, as the case may be.

          The amount which may be returned to the Participating Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred the circumstances causing the excess. Earnings attributable to the excess contribution may not be returned to the Participating Employer, but losses thereto shall reduce the amount to be returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the Account of any Participant to be reduced to less than the balance which would have been in the Account had the excess amount not been contributed, then the amount to be returned to the Participating Employer shall be limited to avoid such reduction. In the event any Pre-Tax Participant Contribution(s) are returned to a Participating Employer pursuant to this Section 4.8, the Participating Employer shall directly reimburse affected Participants for the amounts so returned. Any After-Tax Participant Contribution(s) (exclusive of earnings) made by mistake of fact shall be returned to the affected Participants.

4.9 Payment of Expenses. In addition to its contributions, the Employer (or Participating Employer, if applicable) may elect to pay the administrative expenses of the Plan and fees and retainers of the Plan's Trustees, consultants, administrators, recordkeepers, auditors, counsel, and other advisors or service providers so long as the Plan or Trust Fund remains in effect. If the Employer does not elect to pay all or part of such expenses, the Trustee may pay these expenses and charge the payment thereof against the Trust Fund for the Plan Year in which the expenses were incurred. All investment expenses including investment management fees, brokerage fees, taxes and other expenses associated with Plan investments shall be paid from the investment fund assets.

          The Trustee, if so authorized by the Committee, may apportion the administrative expenses to be paid from the Trust Fund. Such expenses will be allocated to Participants according to procedures and methodologies to be established by the Committee so long as such procedures and methodologies of apportioning the expenses are executed under rules uniformly applied in a nondiscriminatory manner.

                                  ARTICLE V
                           INVESTMENT OF CONTRIBUTIONS


5.1 Committee to Establish Accounts. The Committee shall establish and maintain a separate accounting in the name of each Participant, Former Participant or, if applicable, Beneficiary which shall reflect all contributions by the Participant or Former Participant, all amounts contributed by the Participating Employer under the Plan on his behalf, investment experience on all such contributions, any distributions, withdrawals, and any expenses charged against such contributions. The separate accounting in the name of each Participant, Former Participant or Beneficiary shall include a separate accounting for Pre-Tax Participant Contribution(s), After-Tax Participant Contribution(s), Qualified Voluntary Employee Contribution(s), Rollover Contributions, and Matching Contributions.

5.2 Investment Options. Subject to the provisions of Sections 5.3 and 5.4, a Participant, (including any Employee who is a Participant solely with respect to Rollover Contributions) and any Former Participant shall direct the Committee to invest his Pre-Tax Participant Contribution(s), After-Tax Participant Contribution(s), Qualified Voluntary Employee Contribution(s) and Rollover Contributions, if any, in Funds available under the Plan as described below other than EUA Common Shares. Matching Contributions and any Rollover Contributions from a terminated plan maintained by the Employer which were invested in Common Shares of Eastern Utilities Associates shall be invested wholly in EUA Common Shares. For Participants who are members of a collective bargaining agreement, the investment of contributions hereunder shall be governed by the terms of such collective bargaining agreement.

          Fund shall mean the amounts held by any insurance company and/or Trustee in accordance with this Plan. The Employer shall maintain:

          (a) Capital preservation funds consisting of a money market fund or similar fund invested primarily in short-term fixed income securities, including investment contracts and annuity contracts (issued by insurance companies) or certificates of deposit issued by banks.

          (b) Growth and income funds invested primarily in stocks and/or bonds selected to offer the potential for capital growth and current income.

          (c) Growth funds invested primarily in domestic and foreign securities designed to achieve above average capital growth by assuming above average investment risk.

          (d) EUA Common Shares is an unsegregated investment together with earnings thereon invested in Common Shares of Eastern Utilities Associates. Contributions made to and dividends received by this Fund shall, to the extent practicable, be reinvested through the Dividend Reinvestment and Common Share Purchase Plan of Eastern Utilities Associates.

          For periods prior to July 1, 1992 (the date the above described Funds were offered under the Plan) the investment options and the rules applicable thereto, as described in the predecessor to this document, shall apply.

          The Committee may, with the approval of the Board, eliminate one or more investment funds, offer additional investment funds, or alter the underlying investments of one or more funds from time to time. Participants shall be notified of any changes in investment funds prior to the effective date of such changes.

5.3 Change in Investment Options. Subject to Section 5.4, a Participant may change the investment allocation of his future Pre-Tax Participant Contribution(s), After-Tax Participant Contribution(s), Rollover Contributions, if any, on a monthly basis by phone in accordance with the rules of the Trustee. Subject to Sections
          5.2 and 5.4, a Participant or Former Participant may also change the investment allocation of his existing Pre-Tax Participant Contribution(s) Account, After-Tax Participant Contribution Account, Qualified Contribution Account and Rollover Contribution(s) Account, on a daily basis by phone in accordance with the rules of the Trustee.

          The Committee may elect to change the Trustee and/or recordkeeper relationship at any time. Upon such change, the Committee may temporarily suspend the right of Participants to change or make elections regarding the investment of Accounts and the Committee may temporarily direct the investment of all or a portion of their Accounts into a money market fund or similar fund consisting primarily of short term fixed income securities or other fund deemed appropriate to effect an efficient transition to the new recordkeeper and investment funds. Notice of such suspension will be provided to all eligible participants.

5.4 Investment Rules. The following rules shall govern all aspects of this Article V:

          (a) A Participant shall direct the Committee to invest his current Pre-Tax Participant Contribution(s), After-Tax Participant Contribution(s), and Rollover Contributions, if any, in multiples of 5%, in Funds A, B, C, D, E, or F. Reallocation of the Participant's or Former Participant's existing Account pursuant to Section 5.3 shall also be made to Funds A, B, C, D, E, or F in multiples of 5%.

          (b) A Participant's or Former Participant's Matching Contribution Account and Rollover Contribution Account attributable to amounts distributed from a terminated plan maintained by the Employer which was invested in Common Shares of Eastern Utilities Associates shall be invested exclusively in EUA Common Shares.

               Notwithstanding the foregoing, for Participants who are members of a collective bargaining agreement, the investment rules with respect to Employee and Employer contributions hereunder shall be governed by the terms of such collective bargaining agreement.

          (c) Any investment direction given by a Participant or Former Participant shall continue in effect until changed by such Participant or Former Participant as provided hereunder.

          (d) In the absence of any written designation of investment preference by the Participant or Former Participant, Pre-Tax Participant Contribution(s), After-Tax Participant Contribution(s), Qualified Voluntary Employee Contribution(s), Rollover Contributions (other than Rollover Contributions described in (b) above), if any, shall be invested 100% in short-term fixed income investments.

          (e) Notwithstanding any instruction from any Participant or Former Participant for investment of funds as provided in this Article V, the Trustee shall have the right to hold uninvested, or invested in short-term fixed income investments, any funds intended for investment or reinvestment as otherwise provided in this Article for such time as the Trustee, in its sole discretion, deems advisable.

          (f) The Committee may limit changes otherwise permitted hereunder in the investment allocation of a Participant's or Former Participant's Account to the extent a change is precluded as a result of a temporary period of adverse liquidity with respect to an investment fund or to the extent a change would adversely affect the investment return of Accounts of other Participants or Former Participants.

          (g) For periods prior to July 1, 1992 (the date the Funds described in Section 5.2 were offered under the Plan) the investment options, and the rules applicable thereto, as described in the predecessor to this document shall apply.

                                    ARTICLE VI
                                   TRUST FUND


6.1 Trust Fund. All Accounts shall be held in the Trust Fund and each Participant's and Former Participant's interest in the investment funds shall be valued in accordance with the further provisions of this Article VI.

          The Trust Fund shall be held and administered under a Trust Agreement between the Employer and the Trustee. The Employer, in its sole discretion, shall have the right to change the method of funding or the designation of Trustee, subject only to any contractual restrictions of the existing method of funding. The Trust shall hold all contributions made under the Plan and all earnings and other income attributable thereto. All amounts payable under the Plan shall be disbursed from the Fund.

6.2 Valuation of Funds. The current market value of each Fund shall be separately determined by the Trustee as of every Valuation Date.

          (a) For those securities traded on a national stock exchange, the current market value shall be the closing price on the Valuation Date.

          (b) For those securities not traded on a national stock exchange, the current market value shall be the average of the latest available bid and ask quotes as of the Valuation Date.

          If there is no trading of a security on a national stock exchange on the Valuation Date or if bid and ask quotes are not available for a security for a substantial amount of time, the current market value of such security shall be determined on the basis of such market quotations or other method as the Trustee shall deem appropriate.

6.3 Valuation of Participant Accounts. The Trustee shall maintain a separate account for each Participant and Former Participant, including a separate record of the share of each Participant or Former Participant in each Fund attributable to contributions by the Employer and to Pre-Tax, After-Tax, Qualified and Rollover Contributions by the Participant. Each Participant's or Former Participant's share in a Fund shall be determined as of each Valuation Date and shall reflect contributions credited to his Account and all withdrawals and forfeitures from his Account since the last Valuation Date.

6.4 Investment Responsibilities of the Committee Relating to Investments. The Committee, with the approval of the Board, shall invest and reinvest the Trust Fund in such securities and other property in accordance with the provisions of this Plan; provided, however, that the Committee shall not engage in any "prohibited transaction" as defined under ERISA. The Committee shall have such powers as may be necessary to discharge its duties under the Plan, including, but not limited to, the power:

          (a) to make, execute, acknowledge, and deliver any and all deeds, leases, assignments, and instruments;

          (b) to cause any investments from time to time held by it to be registered in, or transferred into, its name or in the name of its nominee or nominees or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Committee shall at all times show that such investments are part of the Fund;

          (c) except in the case of Common Shares of Eastern Utilities Associates, to vote in person or by proxy on any stocks, bonds or other securities held by it; to exercise any options appurtenant to any stocks, bonds, or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds, or other securities and to make any and all necessary payments therefore; to join in, or to dissent from, and to oppose, the reorganization, recapitalization, consolidation, liquidation sale, or merger of corporations or properties in which it may be interested as investment manager, upon such terms and conditions as it may deem wise;

          (d) in the case of Common Shares of Eastern Utilities Associates, to carry out, or cause to be carried out, the voting instructions of Participants respecting their interests in such Shares;

          (e) to select depositories for the care, custody, and safekeeping of any and all securities or other property of the Fund;

          (f) to select, replace and/or eliminate one or more of the investment funds offered under the Plan;

          (g) to delegate investment management responsibilities to one or more persons;

          (h) to perform all acts which they deem necessary or proper for the protection of the property of the Fund.

6.5 Statements of Participant Accounts. No less frequently than is practicable after the completion of a Plan Year, an individual statement will be issued to each Participant showing the value of his interests in any of the investment funds which may be offered under the Plan.

6.6 Valuation for Distribution. All withdrawals and distributions shall be valued as of a Valuation Date and paid out as soon as practicable thereafter or at such other time as the Committee may permit under uniform and nondiscriminatory rules it may adopt.


                                    ARTICLE VII
                              DEATH AND DISABILITY


7.1 Death Benefit. Upon the death of a Participant or Former Participant, his Beneficiary shall be entitled to 100% of the Participant's or Former Participant's remaining Account. Such Account shall be held and maintained for the benefit of the Beneficiary and the Beneficiary shall be entitled to exercise the Participant's or Former Participant's rights respecting investment of such Account and full and immediate repayment of any outstanding loan, provided that the Beneficiary may not elect to take a new loan from such Account or to make a partial withdrawal.

7.2 Payment of Death Benefit. After receipt by the Committee of due notice of the death of the Participant, the benefit payable under this Article shall be paid in one lump sum in accordance with the provisions of Article X.

7.3 Designation of Beneficiary. Each Participant shall have the right, by written notice to the Committee, to designate or to change the Beneficiary to receive any benefit payable in the event of his death, subject to the spousal consent requirements of Section 1.6, if he is then married.

7.4 Payment Other Than to Beneficiary. If a Participant has not designated a Beneficiary, or the Participant's designated Beneficiary dies before the Participant, or if the Beneficiary dies after the death of the Participant, but prior to receiving the full death benefit hereunder, any remaining benefit shall be paid to the Benefi-ciary's designated beneficiary. In the absence of such designation, any remaining benefit will be paid to the Beneficiary's estate, unless specified otherwise by the Participant.

7.5 Definition of Disability. A Participant will be deemed to have suffered a total and permanent disability for purposes of the Plan if he is eligible to receive Social Security disability benefits or disability benefits under a long-term disability plan sponsored by the Employer or an Affiliated Employer.

7.6 Disability Benefit. A Participant who has suffered a Disability shall be entitled to distribution of 100% of the value of his Account upon written request pursuant to the provisions of Article X.

7.7       Recovery from Disability.

          (a) If it is subsequently determined that a Participant who had become permanently disabled is no longer disabled, and if he should return to employment with a Participating Employer immediately upon recovery from Disability, he shall resume membership in the Plan pursuant to Article II. In the event his Account has not been distributed prior to his recovery from Disability, he shall not be entitled to a distribution of his Account prior to his Service Termination Date except as may be permitted under Article IX.

          (b) If it is subsequently determined that a Participant who had become permanently disabled is no longer disabled, and if he should fail to return to employment with a Participating Employer or an Affiliate immediately upon recovery from Disability, he shall be considered to have a Service Termina-tion Date upon such recovery. In the event his Account has not been distributed upon his recovery from Disability, his Account shall be distributed pursuant to the provisions of Article X.


                                   ARTICLE VIII
                      VESTING AND TERMINATION OF EMPLOYMENT


8.1       Vesting of Contributions.  Subject to the further provisions of this
          Article VIII, a Participant shall at all times be 100% vested in his Account hereunder.

8.2       Vesting Prior to August 1, 1983.

          (a) Any Participant who is actively employed on or after August 1, 1983 shall be 100% vested in his Account, except to the extent that any portion of his Account may have been forfeited pursuant to the further provisions of this Article.

          (b) Any Participant who terminated employment with the Employer and all Affiliated Employers prior to August 1, 1983 and who does not subsequently return to employment with the Employer or an Affiliated Employer shall not have any interest in that portion of his Account that may have been forfeited as a result of such termination of employment.

          (c) If an Employee has a Service Termination Date prior to August 1, 1983, and is reemployed on or after August 1, 1983 by a Participating Employer or an Affiliated Employer:

               (i) before he has incurred a number of consecutive One Year Breaks in Service equal to the greater of five and his Service as of his Service Termination Date, or, if he was at least partially vested pursuant to the provisions of the Plan as in effect prior to August 1, 1983 on his Service Termination Date, he shall be reinstated in the portion of his Matching Contribution Account that may have been forfeited pursuant to the Plan as in effect prior to August 1, 1983. Any amounts reinstated in accordance with this paragraph shall be paid by the applicable Participating Employer with an additional contribution to the Plan. Upon reemployment, the Employee shall be 100% vested in his Account.

               (ii) after he has incurred a number of consecutive One Year Breaks in Service equal to the greater of five and his Service as of his Service Termination Date, and he was not partially or fully vested pursuant to the provisions of the Plan as in effect prior to August 1, 1983 on his Service Termination Date, he shall have no further right to the portion of his Matching Contribution Account that may have been forfeited pursuant to the Plan as in effect prior to August 1, 1983. The Employee shall be 100% vested in his Matching Contribution Account attributable to contributions made subsequent to his return to employment only.

8.3 Method of Payment. When a Participant incurs a Service Termination Date, his Account shall be distributed pursuant to the provisions of
          Article X.

                                   ARTICLE IX
                                   WITHDRAWALS


9.1 Withdrawals from Matching and Rollover Contribution Accounts. Subject to the further provisions of this Article IX, a Participant who has been a Participant in the Plan for at least five full years shall have the right to withdraw any portion of his Account attributable to Matching and Rollover Contributions at any time. A Participant who has not completed five full years of participation may withdraw at any time any amount from the vested portion of his Matching and Rollover Contribution Accounts other than Matching and Rollover Contributions made during the 24 months preceding the date of such withdrawal.

          Notwithstanding the foregoing, subject to the further provisions of this Article IX, a Participant may withdraw all or a portion of his Matching and Rollover Contributions to the extent necessary to meet a financial hardship.

9.2 Withdrawals from After-Tax Participant Contribution(s) Account. Subject to the further provisions of this Article IX, a Participant may withdraw any portion of his Account attributable to After-Tax Participant Contribution(s) for any reason. Any hardship withdrawal made from a Participant's After-Tax Account shall be subject to the provisions of Sections 9.5 and 9.6.

9.3 Withdrawals from Qualified Voluntary Employee Contribution(s) Account. Subject to the further provisions of this Article IX, a Participant may withdraw all or a portion of his Account attributable to Qualified Voluntary Employee Contribution(s) for any reason.

9.4 Withdrawals from Pre-Tax Participant Contribution(s) Account. Subject to the further provisions of this Article IX, specifically with reference to Section 9.6, a Participant may withdraw all or a portion of his Account attributable to Pre-Tax Participant Contribution(s) to the extent necessary to meet a financial hardship as outlined in Section 9.5.

9.5 Hardship Withdrawals. For the purposes of this Article IX, a "financial hardship" shall mean an immediate and heavy financial need which cannot be met from any other available resource and which is due to:

          (a) unreimbursed medical expenses described in Code Section 213(d) for which payment is necessary in advance in order to obtain medical services for the Participant, his Spouse, or dependents or for such medical expenses already incurred by the Participant, his Spouse, or dependents;

          (b) the purchase of the Participant's principal residence (not including mortgage payments, remodeling or investment property purchase);

          (c) the need to prevent eviction from, or foreclosure on the Participant's principal residence;

          (d) tuition payments and related educational expenses for the next 12 months, semester, or quarter of post-secondary education for the Participant, his Spouse or dependents; or

          (e) such additional immediate and heavy financial needs as may be approved by the Committee on a uniform and nondiscriminatory basis.

          The Committee shall determine in its sole discretion whether a financial hardship exists to warrant a withdrawal, and if such hardship exists, the amount of the withdrawal necessary to meet the hardship. Such determination shall be made on the basis of written documentation, provided by the Participant, which demonstrates the existence and amount of the financial hardship. In any event, the Committee's determination shall be made according to such uniform and non-discriminatory rules as it may adopt.

          A Participant shall be deemed to lack other resources to satisfy the "financial hardship" if the following conditions are satisfied:

          (f) the Participant has withdrawn all After-Tax, Matching, Rollover and Qualified Voluntary Employee Contribution(s) available hereunder and all amounts available to him under all other of the Employer's (or Affiliated Employer's) qualified plans;

          (g) the Participant has borrowed, through a loan, any amounts available to him from any qualified plans of the Employer and Affiliated Employers, unless the repayment of the amount borrowed would constitute a "financial hardship" to the Participant; and

          (h) the amount of the withdrawal does not exceed the amount necessary to meet the Participant's "financial hardship".

9.6 Rules For Withdrawals. The following rules shall apply to withdrawals made pursuant to this Article IX:

          (a) No more than one non-hardship withdrawal may be made in any three-month period unless otherwise permitted in accordance with such uniform and nondiscriminatory rules as the Committee may adopt.

          (b) The minimum amount of any non-hardship withdrawal from the Plan shall be $500 or, if less, 100% of the amount in the Participant's Account that is available as a withdrawal under the provisions of this Article.

          (c) A Participant who has not attained age 59-1/2 may not withdraw that portion of his Pre-Tax Participant Contribution(s) Account which is attributable to investment earnings which are credited to such Account after December 31, 1988.

          (d) In the event of a non-hardship withdrawal from the Participant's After-Tax Participant Contribution(s) Account or from his Matching and/or Rollover Contribution Account that does not exceed 50% of the value of the Participant's Account, exclusive of his Qualified Voluntary Employee Contribution(s) Account, the Participant shall be suspended from making any further Pre-Tax or After-Tax Participant Contribution(s) under the Plan for a period of six months from the date of the withdrawal. No Employer Matching Contributions will be made during the suspension period.

          (e) In the event of a non-hardship withdrawal from the Participant's After-Tax Participant Contribution(s) Account or from his Matching and/or Rollover Contribution Account that exceeds 50% of the value of the Participant's Account, exclusive of his Qualified Voluntary Employee Contribution(s) Account, the Participant shall be suspended from making any further Pre-Tax or After-Tax Participant Contribution(s) under the Plan for a period of 12 months from the date of the withdrawal. No Employer Matching Contributions will be made during the suspension period.

          (f) In the event a withdrawal is on account of a financial hardship, the Participant shall be suspended from making any further Pre-Tax or After-Tax Participant Contribution(s) under the Plan for a period of 3 months from the date of the withdrawal. No Employer Matching Contributions will be made during the suspension period.

          (g) In the event a withdrawal consists of a withdrawal from more than one of a Participant's investment funds within his Account, such withdrawal shall be considered a single withdrawal for the purpose of applying paragraph (d) or (e) above.

          (h) Any suspension of Pre-Tax and After-Tax Participant Contribution(s) resulting from the application of paragraph (d),
               (e) or (f) above shall be in addition to rather than coincident with any suspension which may apply pursuant to Article III. No more than one 12-month suspension shall be required, however, for a single withdrawal under this Article IX.

          (i) Any withdrawal made from a Participant's After-Tax Participant Contribution(s) and/or investment earnings thereon shall be made in a manner which corresponds with the tax treatment of such a withdrawal under the Code.

          (j) A Participant shall request a withdrawal hereunder by providing the Committee with at least 30 days' advance written request of the withdrawal, except that the Committee may agree to accept a later request in the case of a withdrawal for "financial hardship". The Participant will receive such payment as soon as practicable after the Committee receives the request.

          (k) Withdrawals shall be effective as of the Valuation Date next following the date the Committee approves the withdrawal request, unless the Committee agrees to another date according to uniform and nondiscriminatory rules it may adopt.

          (l) Any withdrawal shall be paid in cash, except that a Participant electing a non-hardship withdrawal may elect to receive Common Shares of Eastern Utilities Associates for such non-hardship withdrawal with respect to the portion of his Account invested in such Shares.

          (m) If the Participant has made a withdrawal from his Pre-Tax Participant Contribution(s) Account, the Participant's Pre-Tax and After-Tax Contributions to the Plan are suspended for the 3-month period immediately following the date of the hardship withdrawal.

          (n) The Participant's maximum Pre-Tax Participant Contribution(s) permitted under Section 3.8(a) for the Plan Year following the Plan Year in which the hardship withdrawal was made is reduced by the amount of the Participant's Pre-Tax Participant Contribution(s) made during the Plan Year in which the hardship withdrawal occurred.

9.7       Debiting of Withdrawals.  To the extent otherwise permitted by this
          Article IX, all withdrawals shall be debited to a Participant's Account in the following hierarchy; first from his After-Tax Participant Contribution(s) Account, next from his Rollover Contribution Account, next from his Qualified Voluntary Employee Contribution(s) Account, next from his Matching Contribution Account. In the case of Hardship withdrawals only, after the above sources have been exhausted, withdrawals shall be debited next to a Participant's Pre-Tax Contribution Account.

          In the event that the provisions of this Article IX prohibit a withdrawal from a Participant's Account in the sequence described in the preceding sentence, the amounts withdrawn shall follow such sequence only to the extent otherwise permitted by the provisions of this Article IX. Except in the case of a withdrawal from a Participant's Matching Contribution Account, a withdrawal will be debited to his interest in the Funds offered under this Plan on a pro-rata basis.

9.8 Participant Loans. The Plan may lend a Participant who is actively employed an amount not in excess of the lesser of (a) $50,000 reduced by the Participant's highest outstanding loan balance from the Plan during the preceding 12-month period; and (b) 50% of the value of his Rollover, Pre-Tax and Matching Contribution Accounts as of the date on which the loan is approved. A loan may be made only from a Participant's Rollover Account (but not from any portion of such Account invested in Common Shares of Eastern Utilities Associates) and/or his Pre-Tax Participant Contribution(s) Account.

9.9 Rules Relating to Loans. All loans shall comply with the following terms and conditions:

          (a) The minimum amount that may be borrowed under the Plan is $1,000.

          (b) Loans may be applied for as of any date with prior written notice as the Committee may approve according to uniform and nondiscriminatory rules it may adopt.

          (c) No more than one regular loan (a loan for a purpose other than the purchase of the Participant's principal residence) and one housing loan (a loan for the purpose of purchasing the Participant's principal residence) may be outstanding to a Participant at any time.

          (d) An application for a loan by a Participant shall be made in writing to the Committee whose action thereon shall be final. Furthermore, appropriate documentation for the purchase of a home, such as a purchase and sale agreement, must be provided.

          (e) Repayment of a loan shall be made based on level amortization of the loan amount, including interest, and shall be made no less frequently than quarterly over the term of the loan. The Participant shall authorize the Participating Employer to deduct from his pay the level amount sufficient to accomplish the repayment. A Participant who is on an Authorized Leave of Absence or layoff shall continue to repay any outstanding loan by submitting payments to the committee responsible for plan administration.

          (f) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant, but subject to a maximum repayment period of five years for a regular loan and 20 years for a housing loan.

          (g) Loans may be prepaid in full at any time without penalty, but at no time will a partial payment of principal or interest only be allowed.

          (h) Each loan shall be made against the collateral assignment of the Participant's right, title and interest in the portion of his Account against which the loan is taken, evidenced by such Participant's collateral promissory note for the amount of the loan, including interest, payable to the order of the Plan.

          (i) Each loan shall bear a reasonable rate of interest, which shall be the highest prime rate of interest, as published in the "money rate" section of the Wall Street Journal as of the last day of the calendar quarter preceding the effective date of the loan. The Committee shall review from time to time the rate of interest to determine if it is consistent with commercial rates for similar loans, and if not, the Committee shall have the authority to modify such rate of interest for new loans to be consistent with such commercial rates.

          (j) In the event a loan repayment is not made or is not paid at maturity, the loan shall be deemed to be in default and the Committee shall give written notice of such default to such Participant to his last known address. If the default is not cured within a reasonable period of time from the date of such notice as determined by the Committee, according to uniform and nondiscriminatory rules it may adopt and set forth in the notice, the Participant's Account shall be reduced by the amount of the unpaid balance of the loan, together with the interest at the time of default thereon, and the Participant's indebtedness shall thereupon be discharged. This reduction shall occur as soon as the Participant could have received a distribution of the portion of the Account balance so reduced under applicable law, disregarding the provisions of (k) below.

          (k) Upon termination or retirement, no distribution shall be made to any Participant or Former Participant or to a Beneficiary of any such Participant or Former Participant unless and until all unpaid loans, including accrued interest thereon, have been liquidated; provided, however, if any unpaid balance is due on a loan of such Participant or Former Participant at the time of such distribution which has not been satisfied through collection or liquidation of his Account, the Plan shall distribute to such Participant or Former Participant or Beneficiary the collateral promissory note evidencing the loan, and his Account, reduced by the unpaid balance of the loan, including accrued interest thereon, shall be distributed.

          (l) All loans shall be debited to a Participant's Account first from his Rollover Contribution Account and next from his Pre-Tax Participant Contribution(s) Account.

          (m) Subject to the provisions of paragraph (l) above, all loans shall be debited on a pro-rata basis to the investment funds in which the Account is invested, provided that the proceeds for a loan shall in no event be withdrawn from amounts invested in Common Shares of Eastern Utilities Associates or any other Company Matching Contributions.

          (n) Upon receipt of a loan repayment and associated interest, the Trustee shall deposit such repayment in the investment funds in accordance with the Participant's investment designation at the time of the repayment. The Trustee shall also credit such repayment to the Participant's Accounts in the same proportion as the Participant's investment designation at the time of the repayment.

          (o) The Committee shall make loans available hereunder on a reasonably equivalent basis. The Committee shall apply objective criteria in a uniform and nondiscriminatory manner to determine whether a loan application should be approved. Such criteria shall be limited to those factors which would be considered by a commercial lender in the business of making similar types of loans. Decisions by the Committee regarding loans shall be final and shall be communicated to the Participant as soon as practicable.

          (p) The Committee may adopt such other rules and regulations relating to loans as it may deem appropriate, including imposing reasonable loan expense charges to the Accounts of Participants electing loans.

                                  ARTICLE X
                               PAYMENT OF BENEFITS


10.1 Entitlement to Distribution. A Participant (or, if applicable, his Beneficiary) shall be entitled to a distribution upon his termination of employment, his total and permanent disability or his death as provided herein.

10.2      Form of Payment.

          (a) An Account whose value is $3,500 or less must be distributed in one lump sum payment, upon completion of written instructions by the Participant.

          (b) The normal form of payment for an Account whose value is more than $3,500 shall also be one lump sum payment. The distribution of any Account, the value of which exceeds $3,500, shall require the written consent of the Participant.

10.3      Time of Payment.

          (a) To the extent practicable, and unless otherwise elected by the Participant or Former Participant pursuant to Section 10.3(c) (or, if applicable, his Beneficiary pursuant to Section 10.5) any distributions shall be made as soon as practicable after the event which gave rise to the distribution or after all contributions are credited. The value of the Participant's or Former Participant's Account for this purpose shall be determined as of the Valuation Date immediately preceding the date of distribution. Notwithstanding the foregoing, distributions shall not commence prior to the applicable date described in Section 10.3(b), unless otherwise required under
               Section 10.6, until the Participant, Former Participant or Beneficiary returns a completed form to the Committee with 30 days prior written notice or such lesser notice as the Committee shall approve according to uniform and nondiscriminatory rules it may adopt. However, if the Participant, Former Participant or Beneficiary fails to return the completed election form to the Committee, benefits will automatically commence within the period described in Section 10.3(b), unless prior commencement is required under Section 10.6.

          (b) Unless a Participant or Former Participant elects a deferred payment in accordance with Section 10.3(c), distribution shall commence no later than 60 days after the close of the Plan Year in which: (i) the Participant or Former Participant attains age 65, or (ii) the 10th anniversary of the Participant's or Former Participant's commencement of participation occurs, or (iii) the Participant or Former Participant terminates employment, whichever is latest.

          (c) A Participant or Former Participant who has an Account balance which is greater than $3,500 may elect, in writing, to defer the commencement of a distribution under this Article X to a date which is not later than the April 1 which follows the year in which he attains age 70-1/2. In the event a Participant or Former Participant elects to defer receipt of his Account pursuant to this paragraph, his Account shall continue to be valued in accordance with Article VI and shall be invested in accordance with the Participant's or Former Participant's election under Article V.

          (d) If a Participant or Former Participant has elected a deferred payment under Section 10.3(c), he may at any time thereafter elect to change the time or manner of payment of the unpaid portion of his Account in accordance with the further provisions of this Article X, provided that 60 days advance written notice, or lesser period if agreed upon by the Committee, is given to the Committee.

10.4 Amount of Distribution. The amount of any distribution shall be determined by the amount in the Participant's or Former Participant's Account as of the Valuation Date coinciding with or otherwise immediately preceding the distribution.

10.5 Death Benefits. In the event of the death of a Participant prior to the date his Account has been distributed, his remaining Account shall be paid to his Beneficiary in one lump sum pursuant to the following rules:

          (a) In the event the value of the Account is $3,500 or less, such Account shall be paid to the Beneficiary as soon as practicable following the Participant's or Former Participant's death.

          (b) Except as otherwise provided in (a) above, in the event the Beneficiary is the Participant's or Former Participant's Spouse, the Beneficiary may elect to defer payment to a date no later than April 1 following the calendar year in which the Participant or Former Participant would have attained age 70-1/2.

          (c) Except as otherwise provided in (a) above, in the event the Beneficiary is not the Spouse of the Participant or Former Participant, the Beneficiary may elect to defer payment to a date no later than five years following the Participant's or Former Participant's death.

          Upon the death of a Participant, his Beneficiary shall be considered a Participant of the Plan, subject to the rules of the Plan hereunder.

10.6 Limitation on Distributions. Distribution of benefits to a Participant or Former Participant shall not be deferred beyond the April 1 following the calendar year in which the Participant attains age 70-1/2. In any event, distributions hereunder shall be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirements of such Code Section, and regulations thereunder, including Treasury Regulation 1.401(a)(9)-2. Such regulations and applicable rulings or announcements, including any grandfather provisions or provisions delaying the effective date of Code Section 401(a)(9), are hereby incorporated by reference.

10.7 Segregated Accounts. If a Participant or Beneficiary has elected to have his Account distribution deferred to a later date pursuant to
          Section 10.3(c) or Section 10.6, the Account of the Participant will continue to be invested in accordance with the most recent investment direction on file with the Committee. If there is no investment direction on file, the Committee shall direct the Trustee to segregate the Participant's or Beneficiary's interest in the Plan and invest such interest in Fund A as described in Section 5.2. Amounts invested in this manner shall share the earnings, on a pro rata basis, attributable to such fund. Effective July 1, 1992, the investment of any Account whose distribution has been deferred shall be made according to the rules relating to investments as established by the Committee and investment funds.

10.8 Missing Persons. If the Committee shall be unable, within five years after any amount becomes due and payable from the Plan to a Participant, Former Participant or Beneficiary, to make payment because the identity or whereabouts of such person cannot be ascertained, the Committee may mail a notice by registered mail to the last known address of such person outlining the action to be taken unless such person makes written reply to the Committee within 60 days from the mailing of such notice. The Committee may direct that such amount and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate. However, in the event of the subsequent reappearance of the Participant, Former Participant or Beneficiary prior to termination of the Plan, the benefit which was forfeited (but not any earnings attributable to such forfeiture) shall be reinstated in full. Any benefits forfeited shall be applied to reduce future Matching Contributions to the Plan, or to pay expenses under the Plan as determined by the Committee.

          Reinstatement of any benefit forfeited under this Section 10.8 shall be made by the applicable Participating Employer with an additional contribution to the Plan.

                                    ARTICLE XI
                        EMPLOYEES' SAVINGS PLAN COMMITTEE


11.1 Responsibility for Plan and Trust Administration. The Board shall have the sole authority to appoint and remove the Trustee, appoint and remove members of the Committee, approve any investment fund which may be provided for under the Trust, and to amend or terminate, in whole or in part this Plan or the Trust. The Employer, through its Committee, shall have the responsibility for the administra-tion of this Plan, which is specifically described in this Plan and the related Trust Agreement. The Employer shall be the "named fiduciary" for purposes of the Code and ERISA.

11.2 Employee Savings Plan Committee. The Plan shall be administered by the Employer through a Committee of not less than three persons to be appointed by and to serve at the pleasure of the Board. Any person appointed as a member of the Committee may resign from the Committee by delivering his written resignation to both the Board and the Secretary of the Committee. The Committee shall be the "Plan Administrator" within the meaning of Section 3(16)A of ERISA.

11.3 Agents of the Committee. The Committee may delegate specific responsibilities to other persons as the Committee shall determine. The Committee may authorize one or more of their number, or any agent, to execute or deliver any instrument or to make any payment in their behalf. The Committee may employ and rely on the advice of counsel, accountants, and such other persons as may be necessary in administering the Plan.

11.4 Committee Procedures. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Benefi-ciary, the Employer, the legal counsel of the Employer or the Trustee.

          The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer and the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

11.5 Administrative Powers of the Committee. The Committee may from time to time establish rules for the administration of the Plan. Except as otherwise herein expressly provided, the Committee will have the exclusive right and discretionary authority, to the fullest extent provided by law, to interpret the Plan and decide any matters arising hereunder in the administration and operation of the Plan, and any interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. The Committee shall have no right to modify any provisions of the Plan as herein set forth.

11.6 Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Committee member designated as Committee Secretary by the Committee. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within 90 days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision.

          Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

          (a)  reference to pertinent provisions of the Plan;

          (b) such additional information as may be relevant to the denial of the claim;

          (c)  an explanation of the claims review procedure; and

          (d) notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

          Within 60 days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Committee Secretary, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

          The Committee shall render a decision within 60 days after the claimant's request for review and shall advise said claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written to the best of the Committee's ability in a manner calculated to be understood by the claimant without legal counsel, as well as specific references to the pertinent Plan provisions on which the decision is based.

11.7 Reliance on Reports and Certificates. The Employer (or the Committee if so designated by the Employer) will be entitled to rely conclusively upon all valuations, certificates, opinions, and reports which may be furnished by the recordkeeper, or any accountant, controller, counsel, or other person who is employed or engaged for such purposes and shall exercise the authority and responsibility as it deems appropriate to comply with all of the legal and governmental regulations affecting this Plan.

11.8 Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) to prescribe written procedures to be followed by Participants, Former Participants, or Beneficiaries filing applications for benefits;

          (b) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (c) to receive from the Employer, Participants and Former Participants such information as shall be necessary for the proper administration of the Plan;

          (d) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (e) to receive and review the periodic valuations of the Plan made by the recordkeeper;

          (f) to receive, review and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee; and

          (g) to invest and reinvest the Trust Fund, to select, replace and/or eliminate one or more of the investment funds offered under the Plan, and to exercise certain other powers respecting the investment of the Trust Fund, in each case in accordance with
               Section 6.4 hereof.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

11.9 Compensation of Committee. No member of the Committee who is an Employee will receive any compensation for his services as such, but will be reimbursed for reasonable expenses incident to the performance of such services. The reimbursement of expenses shall be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund.

11.10 Member's Own Participation. No member of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

11.11 Liability of Committee Members. No member of the Committee will be liable for any act of omission or commission except as provided by federal law.

11.12 Indemnification. The Board, the Committee and the individual members thereof shall be indemnified by the Employer and not the Trust Fund against any and all expenses, costs, and liabilities arising by reason of any act or failure to act, unless such act or failure to act is judicially determined to be gross negligence or willful misconduct.

                                    ARTICLE XII
                           FIDUCIARY RESPONSIBILITIES


12.1 Basic Responsibilities. Any Plan Fiduciary, whether specifically designated or not, shall:

          (a) discharge all duties solely in the interest of Participants, Former Participants, and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses under the Plan;

          (b) discharge his responsibilities with the care, skill, prudence, and diligence a prudent man would use in similar circumstances; and

          (c)  conform with the provisions of the Plan.

          No person who is ineligible by law will be permitted to serve as Fiduciary.

12.2      Actions of Fiduciaries.  Any Plan Fiduciary:

          (a) may serve in more than one fiduciary capacity with respect to the Plan;

          (b) may employ one or more persons to render advice with regard to or to carry out any responsibility that such Fiduciary has under the Plan; and

          (c) may rely upon any discretion, information, or action of any other Plan Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

12.3 Fiduciary Liability. No Fiduciary shall be personally liable for any losses resulting from his action except as provided by federal law. Each Fiduciary shall have only the authority and duties which are specifically allocated to him, shall be responsible for the proper exercise of his own authority and duties, and shall not be respon-sible for any act or failure to act of any other Fiduciary.

12.4 Bonding of Fiduciaries. Notwithstanding any other provision of the Plan to the contrary, every Fiduciary shall be bonded to the extent required by law.

12.5 Indemnification of Fiduciaries. The Employer shall indemnify and hold harmless the other named Fiduciaries, and any Trustee of the Employer or Employee held to be a Fiduciary with respect to the Plan from any liability, claim, demand, suit or action of any type arising from any action or failure to act; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Participants and Beneficiaries and consistent with the provisions of the Plan and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful.

                                  ARTICLE XIII
                            AMENDMENT AND TERMINATION


13.1 Internal Revenue Service Qualification. It is the intention of the Employer that the Plan shall be and remain qualified and exempt under Code Sections 401(a) and 501(a) and meet the requirements of Code Sections 401(k) and 401(m). The Employer may authorize any modification or amendment of this Plan, which is deemed necessary or appropriate to qualify or maintain the qualification and exemption of the Plan within the requirements of Code Sections 401(a), 401(k), 401(m), and 501(a), or any other applicable provisions of the Code as now in effect or hereafter amended or adopted.

13.2 Employer's Right to Amend or Terminate. The Employer, with the written approval of the Board of Directors, reserves the right to modify, suspend or terminate the Plan in whole or in part (including the provisions relating to contributions). Any modification, suspension, or termination of the Plan shall be set forth in a written Plan amendment executed by an officer of the Employer. The Employer shall not have the power to modify, suspend, amend or terminate the Plan in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, or for the payment of expenses pursuant to the provisions of the Plan. Further, except as otherwise specifically provided in Sections 4.5 and 4.8, no portion of the Trust Fund may revert to or become the property of the Employer, so as to divest a Participant or Former Participant from or deprive him of any benefits which may have accrued to him. Upon termination or partial termination of the Plan or "complete discontinuance of contributions" as such term is defined in Code Section 411, the amounts credited to the Accounts of Participants affected by such termination or partial termination shall be nonforfeitable.

          Notwithstanding anything to the contrary contained herein, upon such termination of the Plan, the Employer shall have no obligation or liability whatsoever to make any further payments to the Trustee.

13.3 Participating Employer's Right to Terminate. Each Participating Employer by action of its Board of Directors or other governing authority, subject to the approval of the Board, shall have the right to terminate, as to itself, the Plan hereby created, by delivering written notice authorizing the termination to the Board, the Committee, and the Trustee.

13.4 Valuation of Assets. In determining the value of the Accounts of the Participants or Former Participants as of the date of the termination of the Plan, the assets of the Trust Fund shall be valued by the Trustee at fair market value as of the close of business on the distribution date. The Accounts of the Participants and Former Participants shall be adjusted in the manner provided in Article VI.

13.5 Distribution of Assets. If the Plan is terminated, the Trustee, at the direction of the Employer shall continue to maintain the Trust Fund, as permitted by applicable law, until all assets remaining in the Trust Fund after payment of any expenses properly chargeable to the Trust Fund are distributed to Participants, Former Participants or their Beneficiaries. Such distribution shall be equal to the value of the Accounts of the Participants as of the date of the termination of the Plan adjusted for any earnings and expenses of the Trust Fund and Plan between such date and the date of distribution. Payment will be made in cash or in kind, or partly in cash and partly in kind, in such manner as the Committee shall determine and as may be required by applicable law. The Committee's determination shall be final and binding on all persons.

                                    ARTICLE XIV
                           TOP-HEAVY PLAN REQUIREMENTS


14.1 General Rule. For any Plan Year for which this Plan is a Top-Heavy Plan as defined in Section 14.4, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:

          (a)  The minimum contribution provisions of Section 14.2, and
          (b)  The limitation on contributions set by Section 14.3.

14.2 Minimum Contribution Provisions. Subject to the provisions of Sections 14.3 and 14.4, each Eligible Employee who (a) is a Non-Key Employee (as defined in Section 14.7) and (b) is employed on the last day of the Plan Year shall be entitled to have an Employer Contribution (exclusive of any Matching Contributions) allocated to his Account of not less than 3% (the "Minimum Contribution Percentage") of his compensation (as defined for purposes of applying the limits of Code Section 415) or such other amount, if any, as may be necessary to comply with the rules established by the Internal Revenue Service.

          The Minimum Contribution Percentage set forth above shall be reduced for any Plan Year to the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee (as defined in Section 14.6) for whom such percentage is the highest for such Plan Year.

          For this purpose, the percentage with respect to a Key Employee shall be determined by dividing the contributions made for such Key Employee by his total compensation for the Plan Year not to exceed $200,000 ($150,000 for the Plan Year beginning January 1, 1994) adjusted in the same manner as set forth in Section 1.12.

          Contributions taken into account under the immediately preceding sentence shall include contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 14.5), but shall not include any plan required to be included in such Aggregation Group if such plan enables a defined benefit plan required to be included in such Group to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders or the highly-compensated or prescribing the minimum participation standards.

          Contributions taken into account under this Section 14.2 shall not include any contributions under the Social Security Act or any other federal or state law.

14.3 Limitation on Contributions. In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Participants of this Plan, one of the two following provisions shall apply:

          (a) If for the Plan Year this Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%," then Section 14.2 shall apply for such Plan Year as if amended so that "4%" were substituted for the "3%".

          (b) If for the Plan Year (i) this Plan is subject to paragraph (a) above but does not provide the required additional minimum contribution or (ii) this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in
               Section 4.5 for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Matching Contributions, forfeitures or voluntary nondeductible contributions allocated or any accruals for such individual under the defined benefit plan.

14.4 Coordination With Other Plans. In the event that another defined contribution or defined benefit plan maintained by the Employer or an Affiliated Employer provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as a part of this Plan pursuant to the applicable principles set forth in Revenue Ruling 81-202 in determining whether the plans are providing benefits at least equal to the minimum benefit required under the defined benefit plan. If the Plan is subject to Section 14.3(b) but the Employer does not substitute "1.0" for "1.25" as required, the applicable percentage under the defined benefit plan shall be increased by one percentage point (up to a maximum of ten percentage points). Such determination shall be made by the Committee.

14.5 Top-Heavy Plan Definitions. This Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Accounts under the Plan for Participants and Former Participants who are Key Employees exceeds 60% of the present value of the aggregate of the Accounts for all Participants, or if this Plan is required to be in an Aggregation Group which for such Plan Year is a Top-Heavy Group. For purposes of making this determination, the present value of the aggregate of the Accounts for a Participant who is not a Key Employee, but who was a Key Employee in a prior year, or who has not performed any service for the Employer at any time during the five-year period ending on the Determination Date, shall be disregarded.

          (a) "Determination Date" shall mean for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the Determination Date means the last day of such Plan Year).

          (b) "Aggregate of the Accounts" shall mean the sum of (i) the Accounts determined as of the most recent Valuation Date that is within the 12-month period ending on the Determination Date, and
               (ii) the adjustment for contributions due as of the Determination Date, and as described in the regulations under the Code.

          (c) "Aggregation Group" shall mean the group of plans, if any, that includes both the group of plans that are required to be aggregated and, if the Committee so elects, the group of plans that are permitted to be aggregated.

               (i) The group of plans that are required to be aggregated (the "Required Aggregation Group") includes: (a) each plan of the Employer in which a Key Employee is a Participant, including collectively-bargained plans, and (b) each other plan of the Employer or an Affiliated Employer including collectively-bargained plans, which enables a plan in which a Key Employee is a Participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders or the highly-compensated or prescribing the minimum participation standards.

               (ii) The group of plans that are permitted to be aggregated (the "Permissive Aggregation Group") includes the Required Aggregation Group plus one or more plans of the Employer or an Affiliated Employer that is not part of the Required Aggregation Group and that the Committee certifies as constituting a plan within the Permissive Aggregation Group. Such plan or plans may be added to the Permissive Aggregation Group only if, after the addition, the Aggregation Group as a whole continues not to discriminate as to contributions or benefits in favor of Employees who are officers, shareholders or the highly-compensated and to meet the minimum participation standards under the Code.

          (d) "Top-Heavy Group" shall mean the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all Employees under all such defined benefit plans plus the aggregate accounts for all Employees under such defined contribution plans. For purposes of making this determination, the present value of the accrued benefits for a Participant (i) who is not a Key Employee, but who was a Key Employee in a prior year or (ii) who has not performed services for the Employer at any time during the five-year period ending on the Determination Date, shall be disregarded. If the Aggregation Group that is a Top-Heavy Group is a Required Aggregation Group, each plan in the Group will be Top-Heavy. If the Aggregation Group that is a Top-Heavy Group is a Permissive Aggregation Group, only those plans that are part of the Required Aggregation Group will be treated as Top-Heavy. If the Aggregation Group is not a Top-Heavy Group, no plan within such Group will be Top-Heavy.

          (e) In determining whether this Plan constitutes a Top-Heavy Plan, the Committee shall make the following adjustments in connection therewith:

               (i) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or the sum of Account balances. Such accrued benefits shall be determined by using the method which is used for accrual purposes for all plans of the Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

               (ii) In determining the present value of the cumulative accrued benefit or the amount of the Account of any Employee, such present value or Account shall include the dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Employees which represented the entire amount credited to their Accounts under the applicable plan, and distributions made on account of the death of a Participant to the extent such death benefits do not exceed the present value of the accrued benefit or Account.

               (iii) Further, in making such determination, such present value or such Account shall include any rollover contribution (or similar transfer), as follows:

                     (A) If the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the value of such account; the plan accepting the distribution shall not include such distribution in the value of such account unless the plan accepted it before December 31, 1983.

                     (B) If the rollover contribution (or similar transfer) is not initiated by the Employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account. (f) Solely for the purpose of determining if the Plan, or any other plan included in the required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code
                          Section 416(g)) the accrued benefit of an Employee other than a "Key Employee" (as defined in Section
                          14.6 below) shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer.

14.6 Key Employee. The term "Key Employee" shall mean any Employee (and any Beneficiary of an Employee) under this Plan who is a key employee as determined in accordance with Code Section 416(i)(1), excluding in any event individuals who have not performed services for the Employer during the five-year period ending on the date on which the Top-Heavy determination is made.

14.7 Non-Key Employee. The term "Non-Key Employee" shall mean any Employee (and any Beneficiary of an Employee) who is not a Key Employee, excluding in any event individuals who have not performed services for the Employer during the five-year period ending on the date on which the Top-Heavy determination is made.

14.8 Change from Top-Heavy Status. In the event the Plan should become a Top-Heavy Plan for a Plan Year and subsequently reverts to a Plan which is not Top-Heavy, the change from a Top-Heavy Plan to a Plan which is not Top-Heavy shall not reduce a Participant's Account.

                                    ARTICLE XV
                               GENERAL PROVISIONS


15.1 Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of the Employer and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Participating Employer, and no Participating Employer guarantees or promises to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Fund for any such payment or benefit and shall not have any right, claim, or demand therefore against any Employer, except as provided by federal law. The Plan shall not be deemed to constitute a contract between any Participating Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by any Participating Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

15.2 Payments to Minors and Incompetents. If any Participant, Former Participant, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

15.3 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant or Former Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for his debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be provided under a qualified domestic relations order as defined in Code Section 414(p).

          The Committee shall establish a procedure to determine the status of a judgement, decree or order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in Code Section 414(p), shall permit an alternate payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions describing the interest rate to be used in making present value determinations as well as provisions required under regulations promulgated by the Secretary of the Treasury.

15.4 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

15.5 Merger, Consolidation or Transfer. In the event that the Plan is merged or consolidated with any other plan, or should the assets or liabilities of the Plan be transferred to any other plan, each Participant shall be entitled to a benefit immediately after such merger, consolidation, or transfer if the Plan should then terminate equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated.

15.6 Leased Employees. Any individual who performs services for the Employer or an Affiliated Employer and who, by application of Code
          Section 414(n)(2) and regulations issued pursuant thereto, would be considered a "leased employee", shall, for purposes of determining the number of Employees of the Employer and its Affiliated Employers and for purposes of the requirements enumerated in Code Section 414(n)(3), be considered an Employee with regard to services performed after December 31, 1986.

          When the total of all leased employees constitutes less than 20% of the Employer's non-highly compensated work force within the meaning of Code Section 414(n)(5)(c)(ii), however, a "leased employee" shall not be considered an Employee if the organization from which the individual is leased maintains a qualified safe harbor plan (as defined in Code Section 414(n)(5)) in which such individual participates.

          "Leased employees" who are deemed to be Employees for purposes of this Section 15.6 shall not be eligible to participate in the Plan unless specifically provided for in Article II.

15.7 Governing Law. The Plan shall be administered, construed, and enforced according to the laws of the State of/Commonwealth of Massachusetts; provided, however, wherever applicable, the provisions of ERISA shall govern and in such event the laws of the United States of America shall be applied and to the extent necessary, its courts shall have competent jurisdiction.



IN WITNESS WHEREOF, Eastern Utilities Associates has caused this instrument to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 21 day of December, 1994.

                                     EASTERN UTILITIES ASSOCIATES


                                       By/s/John R. Stevens
                                         John R. Stevens
                                         President
ATTEST:
/s/W. F. O'Connor
W. F. O'Connor
Secretary

(CORPORATE SEAL)